Exhibit 4.3

KELLOGG COMPANY

PRINGLES SAVINGS AND INVESTMENT PLAN

(Effective June 1, 2012)

ARTICLE I

Establishment of the Plan

The Kellogg Company establishes the Kellogg Company Pringles Savings and Investment Plan effective as of June 1, 2012.

The Plan is intended to be a qualified plan and trust pursuant to Section 401(a) of the Code consisting of a profit sharing plan with employee deferrals under Section 401(k) of the Code as well as an employee stock ownership plan (“ESOP”) component pursuant to Section 4975(e)(7) of the Code which is intended to be a stock bonus plan. The ESOP is intended to invest primarily in employer securities, within the meaning of Section 409(1) of the Code, and the ESOP and profit sharing plan portions of this Plan are intended to constitute a single plan under Treasury Regulations Section 1.414(1)-1(b)(1).

ARTICLE II

Definitions

The following terms whenever used in the following capitalized form shall have the meaning set forth below, unless the context clearly indicates otherwise:

2.1 Accounts means the following separate Accounts consisting of the amounts described below (including contributions defined in Article IV of the Plan), plus income and gains and less expenses and losses attributable thereto, and reduced by any distributions therefrom:

(a) An Employee Before-Tax Account consisting of Employee Before-Tax Contributions made pursuant to Section 4.1 of the Plan and Special Section 401(k) Contributions made pursuant to Section 4.3 of the Plan.

(b) A Discretionary Employer Contribution Account consisting of amounts attributable to Discretionary Employer Contributions made pursuant to Section 4.2 of the Plan.

(c) A Rollover Account consisting of Rollover Contributions as defined in Section 2.44 of the Plan.

(d) A Transfer Account consisting of amounts transferred to the Plan in a direct plan-to-plan transfer in accordance Section 4.7 of the Plan.

2.2 Accrued Benefit means a Participant’s total interest in the Trust reflected in the value of his Accounts. The value of an Accrued Benefit at any time during any Plan Year shall be its value as adjusted on the coinciding or immediately preceding Valuation Date.

2.3 Acquired Employee means an Employee who was hired by Employer on or after June 1, 2012 as a result of Employer’s acquisition of Pringles Manufacturing Company from Procter & Gamble. The name of each Acquired Employee is set forth in Appendix B.

2.4 Active Participant generally means an Eligible Employee employed by an Employer; however, for purposes of Discretionary Employer Contributions and Special Section 401(k) Contributions, an Active Participant is an Eligible Employee who has completed one (1) Eligibility Computation Period.

2.5 Administrative Committee means the administrative committee appointed pursuant to Section 8.1 to administer the Plan.

2.6 Authorized Leave of Absence means any absence authorized by an Employer under the Employer’s standard personnel practices. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with re-employment rights provided by law.

2.7 Beneficiary means any person designated by a Participant to receive death benefits under the Plan in accordance with the provisions of Section 7.4.

2.8 Board of Directors means the board of directors of Kellogg Company.

2.9 Break in Service means, for an Employee or Participant, the earlier of the following severance from service dates: (a) the date on which he quits, is discharged, retires or dies, or (b) the first anniversary of the date he is absent for any other reason.

2.10 Cash Dividends means cash dividends that are paid with respect to Company Stock, as defined in Section 13.2 of the Plan.

2.11 Chairman of the Board means the chairman of the Board of Directors of Kellogg Company.

2.12 Code means the Internal Revenue Code of 1986, as amended, and regulations issued thereunder.

2.13 Company means Kellogg Company or any successor corporation by merger, consolidation, purchase or otherwise, which elects to adopt the Plan and the Trust.

2.14 Company Stock means common stock issued by the Company (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.

2.15 Compensation means the amounts below:

(a) For purposes of Employee Before-Tax Contributions under Section 4.1, Compensation means the total wages (as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) paid to an Employee by an Employer for services rendered or while the Employee is on a paid Authorized Leave of Absence for the Plan Year, increased by any elective contributions that are made by the Employer on behalf of the Employee that are not includible in income under Sections 125, 132(f)(4) or 402(g)(3) of the Code, and excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, income recognized on the issuance or exercise of stock options, deferred compensation, welfare benefits, payments received under any long term disability plan following a determination of Disability and payments made as a result of severance from employment (including any severance pay received under any other voluntary program consisting of severance options or an enhanced retirement option). For all Participants, bonuses shall be recognized as Compensation when paid. Compensation shall also include any payments made for qualified military service (as that term is defined under Section 414(u) of the Code), including differential wage payments. Compensation shall not include any bonus paid after a Participant’s Termination of Employment.

(b) For purposes of Discretionary Employer Contributions under Section 4.2, Compensation means the base salary or wage paid on a straight time basis to a Participant for services rendered for the period of participation during the Plan Year, but exclusive of any bonus, premium pay, living or overtime allowance, night differential, credits or benefits under this or any other plan, severance pay, expenses, and other special emoluments. A Participant’s base salary for any Plan Year shall be the base salary paid for services rendered for the payroll periods ending during such Plan Year.

(c) For purposes of determining the limitations under Articles V and XI and for determining whether a Participant is a Key Employee or Highly Compensated Employee, Compensation means total compensation paid to an Employee by his or her Employer in the course of the Employer’s trade or business for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051 and 6052 of the Code (i.e., compensation as shown on the Employee’s Form W-2), increased by elective contributions that are made by the Employer or a Related Company on behalf of the Employee that are not includible in income under Sections 125, 402(g)(3), or 132(f)(4) of the Code, and excluding payments made following severance from employment. Notwithstanding the foregoing, any regular pay paid following severance from employment for services during the Employee’s regular working hours, any pay for services outside the Employee’s regular working hours; such as for overtime or shift differential, commissions, bonuses or other similar payments, shall not be excluded from Compensation as long as the payments are made within the later of: (i) 2 1/2 months after severance of employment, or (ii) the end of the Plan Year that includes the date of severance from employment. Compensation shall also include any payments made for qualified military service (as that term is defined under Section 414(u) of the Code), including differential wage payments, as well as payments awarded by an administrative agency or court or pursuant to a bona fide agreement by the Employer to compensate an Employee for lost wages, but only to the extent such payments represent wages and compensation that would otherwise be included in Compensation.

(d) The annual Compensation of each Employee taken into account under the Plan shall not exceed $250,000 for the 2012 Plan Year as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. For the short Plan Year of June 1, 2012 through December 31, 2012, this limit shall be reduced on a pro rata basis. The limit shall be $145,833.32 (7/12 x $250,000).

2.16 Compensation Reduction Election means an election made in the proper form, completed in the manner prescribed by the Administrative Committee (through paper, electronic or other means) which has been submitted by the Participant to the Administrative Committee as provided in Section 4.1.

2.17 Disability means a Participant has been determined to be eligible for disability benefits under the Employer’s long-term disability plan that covers the Participant. If the Participant is not covered by a long-term disability plan of an Employer, then he or she will be deemed to be suffering from a Disability only if he or she has been determined to be eligible for disability insurance benefits from the Social Security Administration.

2.18 Early Retirement Date means the date on which a Participant attains age 55 and has earned five (5) Years of Vesting Service.

2.19 Effective Date means, generally, June 1, 2012, which is the effective date of the Plan. The term “Effective Date” may also be used to describe the date the Company permits a Related Company, union or other employee group to participate in the Plan.

2.20 Eligibility Computation Period means the 12-month period commencing with the date an Employee performs his first Hour of Service (or his first Hour of Service following a Break in Service) for an Employer (or other Related Company) and ending on the anniversary of the date the Employee performs his first Hour of Service (or his first Hour of Service following a Break in Service) and each successive 12-month period.

Notwithstanding the foregoing, with respect to any Employee who is classified as casual, seasonal, temporary or part time, “Eligibility Computation Period” means the 12-month period commencing on the date an Employee performs his first Hour of Service (or his first Hour of Service following a Break in Service) for an Employer (or other Related Company) during which the Employee completes 1,000 Hours of Service, and if such an Employee does not complete 1,000 Hours of Service during such time period, the subsequent Plan Year during which such Employee completes 1,000 Hours of Service.

For any Acquired Employee, Eligibility Computation Period means the 12-month period commencing with the Employee’s most recent date of employment with Procter & Gamble.

2.21 Eligible Employee

(a) Before-Tax Contributions. Each Employee who is an Acquired Employee or who is employed as a technician at the Pringles Manufacturing Company’s Jackson, Tennessee plant is eligible to make Before-Tax Contributions after satisfying the service requirement set forth in Section 3.1.

Notwithstanding the foregoing, the following individuals are not Eligible Employees for purposes of Before-Tax Contributions:

(1) Non-resident aliens with no U.S.-source income;

(2) Employees classified as a part-time merchandiser or stock shelver. This exclusion shall not apply to an Acquired Employee until January 1, 2015;

(3) Individuals who are members of a unit of employees covered by a collective bargaining agreement (unless the agreement requires inclusion of the Employees in the Plan);

(4) Individuals classified as casual, seasonal or temporary Employees who are anticipated to work less than 1,000 Hours of Service in a Plan Year. This exclusion shall not apply to an Acquired Employee until January 1, 2015;

(5) Individuals who are Leased Employees; and

(6) Any individual who is an independent contractor.

(b) Discretionary Employer Contributions and Special 401(k) Contributions. Each Employee who is an Acquired Employee or who is employed as a technician at the Pringles Manufacturing Company’s Jackson, Tennessee plant is eligible to receive Discretionary Employer Contributions and Special 401(k) Contributions after satisfying the service requirement set forth in Section 3.2.

Notwithstanding the foregoing, the following individuals are not Eligible Employees for purposes of Discretionary Employer Contributions and Special 401(k) Contributions:

(1) Non-resident aliens with no U.S.-source income;

(2) Employees classified as a part-time merchandiser or stock shelver. This exclusion shall not apply to an Acquired Employee until January 1, 2015;

(3) Individuals who are members of a unit of employees covered by a collective bargaining agreement (unless the agreement requires inclusion of the Employees in the Plan);

(4) Individuals classified as casual, seasonal or temporary Employees who are anticipated to work less than 1,000 Hours of Service in a Plan Year. This exclusion shall not apply to an Acquired Employee until January 1, 2015;

(5) Individuals who are Leased Employees;

(6) Any individual who is an independent contractor; and

(7) Individuals employed as interns or working in a cooperative program through an educational institution.

Notwithstanding the foregoing, any Employee who is classified as casual, seasonal, temporary or part time (unless specifically excluded under a collective bargaining agreement) who completes 1,000 Hours of Service in an Eligibility Computation Period shall become an Eligible Employee for all purposes under the Plan, unless otherwise provided in an applicable collective bargaining agreement which excludes from participation casual, seasonal or temporary employees.

2.22 Employee means any person Employed by the Employer or a Related Company in an employment relationship in which the person performs services for the Employer or a Related Company as a common-law employee and is so treated under the Employer’s or a Related Company’s payroll practices, including an individual who is on an Authorized Leave of Absence. The term “Employee” specifically excludes a person whom the Employer or a Related Company considers to be a “contract employee,” an “independent contractor” or a Leased Employee even if the person is later reclassified as a common law employee by the Internal Revenue Service or a court of law, or is otherwise reclassified.

2.23 Employer means the Company and any Related Company which elects to adopt the Plan. The Related Companies that have adopted the Plan are set forth in Appendix A.

2.24 Employer Contributions means the following payments made from time to time by an Employer to the Trustee: Employee Before-Tax Contributions made pursuant to Section 4.1, Discretionary Employer Contributions made pursuant to Section 4.2 and Special Section 401(k) Contributions made pursuant to Section 4.3.

2.25 Entry Date means the first day of the first pay period beginning after the Employee has satisfied the participation requirements described in Article III.

2.26 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued thereunder.

2.27 Finance Committee means the finance committee appointed pursuant to Section 8.1 to direct the investment of the assets of the Trust Fund.

2.28 Five Year Break in Service means a period beginning on the date of the Participant’s Break in Service and ending on the fifth anniversary thereof, if the Participant is not reemployed by an Employer or Related Company during such period. Solely for purposes of determining the Break in Service date of a Participant who is absent from service by reason of a maternity or paternity absence described in Code Section 410(a)(5)(E)(i) or 411(a)(6)(E)(i), the Break in Service date shall be deemed to be the second anniversary of the date the absence began. The period between the first and second anniversaries of the absence shall be neither a period of service nor a period of severance.

2.29 Forfeiture means the portion of a Participant’s Accrued Benefit which is forfeited as provided in Section 4.2(g) or Section 12.5.

2.30 Highly Compensated Employee means

(a) Any individual who performs services as an Employee for an Employer or a Related Company during the preceding Plan Year and who at any time during the preceding Plan Year (1) had Compensation from the Company in excess of $115,000 (as adjusted pursuant to Section 415(d) of the Code) and (2) was in the top-paid group of Employees for such preceding Plan Year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such Plan Year; or

(b) Any individual who during the Plan Year or the preceding Plan Year is more than a 5% owner (or is considered as owning more than 5% within the meaning of Section 416(i)(1) of the Code) of the Employer or a Related Company.

A former Employee shall also be treated as a Highly Compensated Employee for a Plan Year if such former Employee had a Termination of Employment prior to such Plan Year and was a Highly Compensated Employee (within the meaning of Subsections (a) and (b) above) for either the Plan Year in which he had a Termination of Employment or any Plan Year ending on or after his 55th birthday. The determination of Highly Compensated Employees for a Plan Year shall be made in accordance with Section 414(q) of the Code and applicable Treasury Regulations, including any exclusion for nonresident aliens.

For the Plan Year ending December 31, 2013, the Compensation portion of this determination shall be made based upon the Employee’s Compensation during the 12-month period ending December 31, 2012.

2.31 Hour of Service means, solely for purposes of determining an Employee’s initial Eligibility Computation Period:

(a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or a Related Company for the performance of duties.

(b) Each hour (up to a maximum of 501 hours during a single continuous period) for which the Employee is paid or entitled to payment by the Employer or a Related Company for a period of time during which no duties were performed due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or parental leave; but not for payments made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses. These hours shall be credited to the Employee under the computation period under which the duties would have been performed. Hours under this paragraph shall be calculated and credited pursuant to the provisions of Department of Labor Regulations Section 2530.200b-2, which is incorporated into the Plan by reference; or

(c) Each hour (up to a maximum of 501 hours during a single continuous period) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer or Related Company; provided that Hours of Service credited under (a) and (b) shall not be credited under (c).

(d) Notwithstanding the foregoing, the Plan will be administered in accordance with the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994 and the Heroes Earnings Assistance and Relief Tax Act of 2008. For a Participant who dies or becomes disabled while performing qualified military service (as that term is defined under Section 414(u) of the Code), the Plan will credit Hours of Service on reasonably equivalent terms to all Participants performing such qualified military service as provided under Section 414(u)(9) of the Code.

Notwithstanding the foregoing, for all other purposes under the Plan, service shall be determined on an elapsed time basis. For this purpose, “elapsed time” means the twelve-consecutive-month period commencing with the date an Employee is employed (or re-employed following a Break in Service) by an Employer and succeeding twelve-consecutive month periods beginning on the anniversaries of the date of employment (or re-employment following a Break in Service).

2.32 Kellogg Benefit Center means the third party administrative delegate of the Plan Administrator charged with effectuating certain Participant elections, requests and other administrative tasks under the Plan through internet based and phone communications, or other methods as the Administrative Committee may prescribe.

2.33 Leased Employee means any person within the meaning of Section 414(n) of the Code who is not an Employee of the Company (or a Related Company) and who: (a) performed services pursuant to an agreement between the Company (or a Related Company) and any leasing organization, (b) performed services on a substantially full-time basis for a period of at least one (1) year, and (c) such services are performed under primary direction or control of the Company (or a Related Company). Notwithstanding the foregoing, any such person shall not be deemed to be a Leased Employee if such person is covered by a plan maintained by the leasing organization and leased employees (as determined without regard to this paragraph) do not comprise more than 20% of the Company’s (or Related Company’s) non-highly compensated workforce. Such plan must be a money purchase pension plan providing for nonintegrated employer contributions of 10% of Compensation (as defined under Section 2.15(c)) and also providing for immediate participation and vesting.

2.34 Normal Retirement Date means the date on which a Participant attains age 65.

2.35 Participant means an Eligible Employee participating in the Plan as provided in Article III.

2.36 Plan means the Kellogg Company Pringles Savings and Investment Plan as herein set forth, and as hereafter from time to time amended.

2.37 Plan Administrator means the persons or entity (such as the Administrative Committee or Finance Committee) responsible for the general administration of the Plan and supervision of the Trust. The Plan Administrator shall be appointed by and serve at the pleasure of the Board of Directors. The Plan Administrator can appoint delegates for its powers under Article VIII of the Plan.

2.38 Plan Credit Year of Service means a year of service for purposes of allocating a Participant’s Discretionary Employer Contribution for a Plan Year. A Participant’s Plan Credit Years of Service will be the sum of:

(a) The number of full plan credit years earned by the Participant under the Procter & Gamble Plan as of May 31, 2012, if any, as set forth in Appendix B; and

(b) The number of full Plan Years in which the Participant completes at least one Hour of Service, starting with the first Plan Year that begins on January 1, 2013 or after the Participant has completed an Eligibility Computation Period, if later.

The maximum number of Plan Credit Years of Service a Participant can earn is 20.

2.39 Plan Year means the twelve-month period beginning on each January 1, and ending on the next succeeding December 31. However, there shall be a short initial plan year from June 1, 2012 through December 31, 2012.

2.40 Procter & Gamble means The Procter & Gamble Company and any employer related to The Procter & Gamble Company within the meaning of Sections 414(b) and (c) of the Code.

2.41 Procter & Gamble Plan means The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan.

2.42 Related Company means a corporation, trade, or business if it and an Employer are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code or members of an affiliated service group as defined in Section 414(m) of the Code or members of a group the members of which are required to be aggregated pursuant to regulations under Section 414(o) of the Code; provided, however, for purposes of Sections 2.43 and 5.3(c), the standard of control for determining a Related Company under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be more than 50%, rather than “at least 80%.”

2.43 Related Plan means any other defined contribution plan or any defined benefit plan (as defined in Section 415(k) of the Code) maintained by an Employer or a Related Company, respectively called a “Related Defined Contribution Plan” and “Related Defined Benefit Plan.”

2.44 Required Beginning Date means for any Participant who is not a 5% owner of the Employer the April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant actually retires; however, for any Participant who is a 5% owner of the Employer, the April 1 of the calendar year following the calendar year in which the 5% owner Participant attains age 70-1/2.

2.45 Retirement means a Participant’s Termination of Employment after his Early Retirement Date or Normal Retirement Date.

2.46 Rollover Contribution means a rollover contribution made in accordance with Section 4.4 of the Plan.

2.47 Termination of Employment occurs when a person leaves the employ of an Employer or Related Company or fails to return to work at the termination of an Authorized Leave of Absence. Transfers of employment from an Employer or Related Company to employment by another Employer or Related Company shall not constitute a Termination of Employment. A Participant receiving severance payments shall be deemed to have a Termination of Employment upon the receipt of all severance payments.

2.48 Transfer Account means the bookkeeping account established to record amounts transferred to the Plan on behalf of a Participant from another defined contribution plan maintained by Employer or a Related Company pursuant to Section 4.7. A Participant’s Transfer Account may consist of a number of sub-accounts for each type of contribution made for the Participant under the transferring plan.

2.49 Trust means the trust(s) established and maintained for the purposes of the Plan, which is administered by the applicable Trustee in accordance with the provisions of the applicable Trust Agreement.

2.50 Trust Agreement means the agreement between the Company and the Trustee establishing the Kellogg Company Pringles Savings and Investment Trust.

2.51 Trust Fund means any property, real or personal, received by the applicable Trustee, plus all income and gains and less losses, expenses and distributions chargeable thereto.

2.52 Trustee means the corporation, bank, trust company, individual or individuals who accept appointment as trustee to execute the duties of the Trustee set forth in the applicable Trust Agreement.

2.53 Valuation Date means the end of any business day of the calendar year. For the purposes of this Plan the end of each business day shall be 4:00 p.m. Eastern Time (“ET”) or such earlier time that the New York Stock Exchange (“NYSE”) closes on a business day.

2.54 Years of Vesting Service

(a) General Rule. Years of Vesting Service means the period beginning on the date the Participant first performs an Hour of Service and ending on the date the Participant has a Break in Service, subject to the following:

(1) If a Participant recommences employment with an Employer or Related Company on or before the twelve month anniversary of the Participant’s Break in Service, the entire period of absence shall be credited as a period of service in computing total Years of Vesting Service.

(2) If a Participant recommences employment with an Employer or Related Company after the twelve month anniversary of the Break in Service, but before incurring a Five Year Break in Service, the Participant’s prior Years of Vesting Service shall be restored, but the Participant shall not receive service credit for the period of absence.

(3) If a Participant recommences employment with an Employer or Related Company after incurring a Five Year Break in Service, the Participant’s prior Years of Vesting Service shall only be restored if the Participant had a vested interest in his or her Plan benefits attributable to Employer contributions prior to the Break in Service.

(b) Special Rule for Acquired Employees. For any Participant who is an Acquired Employee, Years of Vesting Service means the period beginning on the date of the Participant’s most recent date of employment with Procter & Gamble and ending on the date the Participant has a Break in Service, subject to the following:

(1) If a Participant recommences employment with an Employer or Related Company on or before the twelve month anniversary of the Participant’s Break in Service, the entire period of absence shall be credited as a period of service in computing total Years of Vesting Service.

(2) If a Participant recommences employment with an Employer or Related Company after the twelve month anniversary of the Break in Service, but before incurring a Five Year Break in Service, the Participant’s prior Years of Vesting Service shall be restored, but the Participant shall not receive service credit for the period of absence.

(3) If a Participant recommences employment with an Employer or Related Company after incurring a Five Year Break in Service, the Participant’s prior Years of Vesting Service shall only be restored if the Participant had a vested interest in his or her Plan benefits attributable to Employer contributions prior to the Break in Service.

ARTICLE III

Participation

3.1 Participation for Purposes of Before-Tax Contributions.

(a) General Rule. Each Eligible Employee shall become a Participant in the Plan for purposes of making Before-Tax Contributions on the first Entry Date coinciding with or next following the date he completes an Hour of Service as an Eligible Employee.

An Employee who transfers from a job classification with Employer or a Related Company that is not eligible to participate in the Plan to a job classification that is eligible to participate in the Plan shall become a Participant for purposes of making Before-Tax Contributions on the first Entry Date coinciding with or next following the date he completes an Hour of Service as an Eligible Employee.

(b) Special Rule for Casual, Temporary, Seasonal and Part-Time Employees. Each Eligible Employee who is classified as a casual, temporary, seasonal or part-time Employee shall become a Participant for purposes of making Before-Tax Contributions on the later of:

(1) The first Entry Date coinciding with or next following the date he completes an Eligibility Computation Period; or

(2) The first Entry Date coinciding with or next following the date the Employee completes an Hour of Service as an Eligible Employee.

3.2 Participation for Purposes of Discretionary Employer Contributions and Special 401(k) Contributions.

Each Eligible Employee shall become a Participant for purposes of Discretionary Employer Contributions and Special 401(k) Contributions on the first Entry Date coinciding with or next following the date he completes an Eligibility Computation Period.

An Employee who transfers to a job classification that is eligible to participate in the Plan for purposes of Discretionary Employer Contributions shall become a Participant for purposes of Discretionary Employer Contributions on the later of:

(a) The first Entry Date coinciding with or next following the date he completes an Eligibility Computation Period; or

(b) The first Entry Date coinciding with or next following the date the Employee completes an Hour of Service as an Eligible Employee.

3.3 Participation Upon Re-Employment.

(a) Before-Tax Contributions. An Employee who (1) has a Termination of Employment, (2) was a Participant for purposes of making Before-Tax Contributions immediately before such Termination of Employment, and (3) thereafter becomes an

Eligible Employee shall again become a Participant for purposes of making Before Tax Contributions immediately upon again becoming an Eligible Employee, provided that the Employee’s Compensation Reduction Election shall not become effective prior to the Entry Date coinciding with or next following the date he again becomes a Participant.

(b) Discretionary Employer Contributions and Special 401(k) Contributions. An Employee who (1) has a Termination of Employment, (2) was a Participant for purposes of Discretionary Employer Contributions and Special 401(k) Contributions immediately before such Termination of Employment, and (3) thereafter becomes an Eligible Employee for purposes of Discretionary Employer Contributions and Special 401(k) Contributions shall again become a Participant for purposes of Discretionary Employer Contributions and Special 401(k) Contributions immediately upon again becoming an Eligible Employee.

An Employee who (1) has a Termination of Employment, (2) was not previously a Participant in the Plan for purposes of Discretionary Employer Contributions and Special 401(k) Contributions, and (3) thereafter becomes an Eligible Employee for purposes of Discretionary Employer Contributions and Special 401(k) Contributions shall be eligible to have Discretionary Employer Contributions or Special Section 401(k) Contributions contributed to the Plan on his behalf upon the first Entry Date coinciding with or next following the date he completes an Eligibility Computation Period.

3.4 Transfer to Ineligible Position.

If an Employee transfers to a job classification with an Employer or Related Company that is not eligible for participation in the Plan, the Employee shall not be eligible to make or receive any additional contributions under the Plan for periods after such transfer date.

If the Employee transfers to a job classification with an Employer or a Related Company that is eligible for participation in a Related Defined Contribution Plan, the Employee’s Accrued Benefit shall be transferred to that Related Defined Contribution Plan. Any such transfer shall comply with the requirements of Section 411(d)(6) of the Code. If the Employee is not eligible to participate in a Related Defined Contribution Plan, the Employee shall remain a Participant under the Plan until his entire Accrued Benefit is distributed under the terms of the Plan.

ARTICLE IV

Contributions

4.1 Employee Before-Tax Contributions.

(a) Before-Tax Contributions. Each Active Participant shall have his or her Compensation reduced for each payroll period by specifying in a Compensation Reduction Election the amount his or her Compensation is to be reduced. The Compensation Reduction Election shall be filed with the Administrative Committee in the manner prescribed in Section 4.5, or in any manner approved by the Administrative Committee. Each Employer shall contribute to the Trust, as an Employee Before-Tax Contribution on behalf of each Active Participant employed by the Employer, the amount by which such Participant’s Compensation has been reduced by the Participant’s Compensation Reduction Election in accordance with this subsection (a).

A Participant’s Compensation Reduction Election will equal a minimum of 1% up to a maximum of 50% of his or her Compensation (in increments of 1%) in accordance with such rules as the Administrative Committee, in its discretion, specifies from time to time.

(b) Catch-Up Contributions. Each Participant who is eligible to make Employee Before-Tax Contributions and who has attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code and the Treasury Regulations thereunder. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

(c) Deadline for Employee Before-Tax Contributions. Each Employer will contribute the Employee Before-Tax Contributions for each payroll period during a Plan Year to the Trustee as soon as reasonably practicable after the Participant’s Compensation has been reduced for that payroll period, but in no event later than the fifteenth business day of the calendar month following the calendar month in which the Participant would have received the Employee Before-Tax Contribution, had he not elected to have his Compensation reduced for the payroll period.

(d) Dollar Limitations on Employee Before-Tax Contributions. No Participant shall be permitted to have Employee BeforeTax Contributions made under the Plan during any calendar year in excess of the dollar limitations contained in Section 402(g) of the Code, reduced by the Participant’s elective deferrals for such year under any other salary reduction arrangement under Sections 401(k) or 403(b) of the Code, except to the extent permitted under this Section 4.1(d) of the Plan and Section 414(v) of the Code, if applicable. Any Employee Before-Tax Contributions made by the Company on behalf of a Participant in excess of the Code Section 402(g) limit in effect for the applicable calendar year shall be returned to the Participant (adjusted for earnings and losses through the end of the Plan Year) no later than the April 15 following the close of the calendar year to which such excess relates.

To the extent a Participant has Employee Before-Tax Contributions under this Plan during a calendar year plus elective deferrals under another qualified cash or deferred arrangement during that same calendar year that in the aggregate exceed the dollar limitation in Section 402(g) of the Code, such Participant may designate no later than the following March 1 that the excess is attributable to this Plan and request a distribution of such excess (adjusted for earnings and losses through the end of the Plan Year), which shall be made no later than April 15 following the close of the calendar year to which the such excess applies.

(e) Allocation of Employee Before-Tax Contributions. As of each Valuation Date, Employee Before-Tax Contributions made to the Plan since the immediately preceding Valuation Date will be allocated to the Employee Before-Tax Account of each Active Participant on whose behalf they were made.

4.2 Discretionary Employer Contributions.

(a) Amount of Contribution. For each Plan Year, each Employer may make a Discretionary Contribution to the Plan. Each Employer shall determine the amount of any Discretionary Contribution. No Discretionary Contribution is required.

(b) Eligibility to Share in Allocation. Employer’s Discretionary Contribution for the Plan Year shall be allocated to each Participant who:

(1) Is employed by Employer on the last day of the Plan Year;

(2) Has a Termination of Employment during the Plan Year with a vested interest in his Discretionary Employer Contribution Account;

(3) Has a Termination of Employment during the Plan Year after attaining his or her Early Retirement Date or Normal Retirement Date; or

(4) Has a Termination of Employment during the Plan Year as a result of the Participant’s Disability or death.

A Participant who is on an Approved Leave of Absence, is performing qualified military service (as that term is defined under Section 414(u) of the Code), is a full-time employee on a layoff for lack of work or who transfers to a job position that is ineligible for participation in the Plan during a Plan Year shall not be considered to have a Termination of Employment for purposes of this subsection. However, only the Participant’s Compensation (as defined in Section 2.15(b)) while in a job position that is eligible for participation in the Plan shall be used in calculating his allocation of the Discretionary Employer Contribution for the Plan Year.

(c) Allocation Procedure. The amount of the Discretionary Employer Contribution allocated to an eligible Participant shall be a percentage of the Participant’s Compensation (as defined in Section 2.15(b)), determined according to the chart set forth in subsection (d) below, based on the number of whole Plan Credit Years the Participant has earned as of the last day of the Plan Year and the Plan Credit Year factor that applies to the Participant, subject to the limitations of Section 5.2.

However, for the short Plan Year of June 1, 2012 through December 31, 2012, the amount of the Discretionary Employer Contribution allocated to an eligible Participant shall be based on the number of whole Plan Credit Years of Service the Participant has earned as of the last day of the Plan Year plus the number of whole months of service the Participant completed during the short Plan Year of June 1, 2012 through December 31, 2012.

(d) Allocation of Discretionary Employer Contributions. As of the last day of each Plan Year, Discretionary Employer Contributions made to the Plan for the Plan Year shall be allocated to the Discretionary Employer Contribution Account of each eligible Participant on whose behalf a contribution was made.

9% Average Program		12.5% Average Program		15% Average Program
Plan Credit Year Factor = .348%		Plan Credit Year Factor = 0.614%		Plan Credit Year Factor = 0.812%
Plan Credit Years	% of Base Pay received as Credit	Plan Credit Years	% of Base Pay received as Credit	Plan Credit Years	% of Base Pay received as Credit
0	5.000%	0	5.000%	0	5.000%
1	5.348%	1	5.614%	1	5.812%
2	5.696%	2	6.228%	2	6.624%
3	6.044%	3	6.842%	3	7.436%
4	6.392%	4	7.456%	4	8.248%
5	6.740%	5	8.070%	5	9.060%
6	7.088%	6	8.684%	6	9.872%
7	7.436%	7	9.298%	7	10.684%
8	7.784%	8	9.912%	8	11.496%
9	8.132%	9	10.526%	9	12.308%
10	8.480%	10	11.140%	10	13.120%
11	8.828%	11	11.754%	11	13.932%
12	9.176%	12	12.368%	12	14.744%
13	9.524%	13	12.982%	13	15.556%
14	9.872%	14	13.596%	14	16.368%
15	10.220%	15	14.210%	15	17.180%
16	10.568%	16	14.824%	16	17.992%
17	10.916%	17	15.438%	17	18.804%
18	11.264%	18	16.052%	18	19.616%
19	11.612%	19	16.666%	19	20.428%
20+	11.960%	20+	17.280%	20+	21.240%

For the short Plan Year of June 1, 2012 through December 31, 2012, a Participant will have a fractional number of Plan Credit Years. For the short 2012 Plan Year only, a Participant’s Plan Credit Year factor will be interpolated to reflect the fractional number of Plan Credit Years. For example, an eligible Participant under the 12.5% Average Program with 18 Plan Credit Years and 7 full months of additional service as of December 31, 2012 would have a Plan Year Credit Factor of 16.410% (16. 666% – 16.052% = .614%; .614% x 7/12 = .358%; 16.052% + .358% = 16.41%).

(e) Applicable Program/Plan Year Credit Factor. The Program/Plan Year Credit factor that applies to a Participant is determined as follows:

(1) The 9% Average Program/Plan Year Credit Factor applies to Participants who:

(A) Performed their first Hour of Service on or after June 1, 2012 and who are not Acquired Employees; or

(B) Are Acquired Employees who were under the 9% Average Program under the Procter & Gamble Plan as of May 31, 2012. Appendix B sets forth the name of each Acquired Employee to whom the 9% Average Program applies.

(2) The 12.5% Average Program/Plan Year Credit Factor applies to Acquired Employees who were under the 12% Average Program under the Procter & Gamble Plan as of May 31, 2012. Appendix B sets forth the name of each Acquired Employee to whom the 12% Average Program applies.

(3) The Grandfathered 15% Average Program Plan Year Credit Factor applies to Acquired Employees who were under the 15% Average Program under the Procter & Gamble Plan as of May 31, 2012. Appendix B sets forth the name of each Acquired Employee to whom the 15% Average Program applies.

(f) Forfeiture and Restoration of Discretionary Employer Contribution Accounts.

(1) If a Participant has a Termination of Employment prior to vesting in his or her Discretionary Employer Contribution Account, the Participant’s Discretionary Employer Contribution Account will be forfeited as soon as administratively practicable after the Participant’s Termination of Employment.

(2) If a Participant’s Discretionary Employer Contribution Account is forfeited under paragraph (1) above, and the Participant is later rehired by an Employer or Related Company before incurring a Five Year Break in Service, the Participant’s Discretionary Employer Contribution Account shall be restored (without adjustment for earnings and losses occurring after the forfeiture date and prior to restoration). If the Participant is rehired by an Employer or Related Company after incurring a Five Year Break in Service, such rehire shall have no effect on the forfeited Discretionary Employer Contribution Account, which shall remain permanently forfeited.

(3) Any Forfeitures under this subsection shall first be used to restore any prior Forfeitures under paragraph (2) above, then used to either reduce the amount of future Discretionary Employer Contributions for the Plan Year in which the Forfeiture occurred or to pay administrative expenses of the Plan.

(4) If a Participant’s Discretionary Employer Contribution Account is forfeited under paragraph (1) above, and the Participant is later rehired by an Employer or Related Company before incurring a Five Year Break in Service in a job classification that is not eligible for participation in the Plan, but is eligible for participation in a Related Defined Contribution Plan, the restoration of any prior Forfeitures required under paragraph (2) above shall occur before the Participant’s Accrued Benefit is transferred to the Related Defined Contribution Plan under Section 3.4.

4.3 Special Section 401(k) Contributions.

(a) Special Section 401(k) Contributions. For each Plan Year, the Company may, on or before the due date (including extensions) for filing the Company’s federal income tax return for the tax year during which the last day of such Plan Year occurs, elect to have the Company and the other Employers make a Special Section 401(k) Contribution to the Trust in such amount (if any) as the Board of Directors may determine. In any Plan Year in which the Company elects to have such a Special Section 401(k) Contribution made, each Employer shall contribute a fractional portion of the Special Section 401(k) Contribution in an amount equal to the total Special Section 401(k) Contribution multiplied by a fraction, the numerator of which is the total Compensation for the Plan Year paid to Active Participants by such Employer and the denominator of which is the total Compensation for the Plan Year paid to Active Participants by the Employer and all other Employers.

(b) Deadline for Special Section 401(k) Contributions. Special Section 401(k) Contributions for each Plan Year shall be delivered to the Trustee on or before such date as the Administrative Committee shall specify, but not later than the due date for the filing of the federal income tax return (including extensions) of the Employer for the tax year during which the last day of such Plan Year occurs.

(c) Allocation of Special Section 401(k) Contributions. As of the last day of each Plan Year, Special Section 401(k) Contributions made to the Plan for the Plan Year shall be allocated to the Employee Before-Tax Account of each Active Participant in the ratio that each Active Participant’s Compensation for the Plan Year bears to the total Compensation of all Active Participants for the Plan Year.

4.4 Rollover Contributions. With the consent of the Administrative Committee, the Trustee may accept the following:

(a) A direct rollover of an eligible rollover distribution from a qualified plan described in Sections 401(a) or 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(b) A Participant contribution of an eligible rollover from a qualified plan described in Sections 401(a) or 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(c) A Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

Notwithstanding the foregoing, the Plan shall not accept rollovers of after-tax contributions or “Roth”-style contributions.

Participants’ rollover contributions shall be invested as part of the Trust. A Participant’s rollover contribution, and earnings and losses attributable to it, shall be held in a separate Rollover Account for the benefit of the Participant. The interest of a Participant in his Rollover Account shall be fully vested at all times.

4.5 Process for Adjusting Employee Before-Tax Contributions. A Participant may make, change or revoke a Compensation Reduction Election at any time by contacting the Kellogg Benefit Center. Once a Participant makes, changes, or revokes an election, the election will be communicated to payroll and the reduction, change, or revocation will become effective within one to two pay periods, depending upon the date the request was communicated to the Kellogg Benefit Center during the payroll cycle. Any new election, change or revocation shall apply only to Compensation paid after the effective date of the election. Any election by the Participant shall continue in effect, notwithstanding any changes in Compensation, until the Participant changes or revokes the election or until he or she shall cease to be a Plan Participant.

4.6 Determination and Amount of Employer Contributions. The Administrative Committee shall determine and shall certify to the Trustee the amount of any contribution to be made by each Employer hereunder. In making such determination, the Administrative Committee shall be entitled to rely upon the estimates of Compensation made by the chief accounting officer of the Employer. Such determination shall be binding on all Participants, the Trustee, and the Employer. Under no circumstances shall any Participant or Beneficiary have any right to examine the books and records of any Employer.

4.7 Transfers to Plan from a Related Defined Contribution Plan. If a participant in a Related Defined Contribution Plan becomes an Eligible Employee, his entire benefit in that Related Defined Contribution Plan shall be transferred to the Plan in a direct plan-to-plan transfer. Any such transfer shall comply with the requirements of Section 411(d)(6) of the Code. The transferred amounts shall be credited to the Participant’s Transfer Account.

4.8 Vesting.

(a) Employee Before-Tax Contributions and Special 401(k) Contributions. Subject to Sections 4.1(d) and 5.1, Employee Before-Tax Contributions and Special Section 401(k) Contributions shall be fully vested and nonforfeitable.

(b) Discretionary Employer Contributions. Each Participant who is an Acquired Employee shall be fully vested in amounts credited to his Discretionary Employer Contribution Account. Each other Participant shall be fully vested in amounts credited to his Discretionary Employer Contribution Account on the earlier of (1) completion of three (3) Years of Vesting Service, (2) attainment of age 65, (3) the Participant’s Disability; or (4) the Participant’s death.

A Participant shall also have a fully vested interest in any Cash Dividends that are paid or credited to his or her Discretionary Employer Contribution Account as a result of investment in Company Stock.

(c) Transferred Amounts. The amounts credited to a Participant’s Transfer Account, and each sub-account within the Participant’s Transfer Account, shall be subject to the vesting schedule that applied to the transferred amount(s) under the Related Defined Contribution Plan from which the transfer was made.

A Participant shall have a fully vested interest in any Cash Dividends that are paid or credited to the fully-vested portion of the Participant’s Transfer Account as a result of investment in Company Stock.

4.9 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code, including any additional benefits pursuant to Section 7.4 of the Plan due to the death of a Participant while performing qualified military service, as defined in Section 414(u) of the Code.

ARTICLE V

Limitations on Contributions

5.1 Limitations on Annual Employee Contributions—Average Deferral Percentage Test. Employee Before-Tax Contributions shall not exceed the amounts permitted under the nondiscrimination rules of Section 401(k) of the Code and Treasury Regulations issued thereunder (the “ADP Test”).

(a) The Plan shall utilize the current year testing method for purposes of the ADP Test, as described in this paragraph (a). Each Plan Year, the Actual Deferral Percentage (as defined in subsection (b) below) of eligible Highly Compensated Employees shall not exceed the greater of:

(1) The Actual Deferral Percentage of all other Active

Participants, multiplied by 1.25; or

(2) The lesser of the Actual Deferral Percentage of all other Active Participants multiplied by 2 or the Actual Deferral Percentage of all other Active Participants plus two percentage points.

(b) The Actual Deferral Percentage for a group of Employees is the average of the ratios, calculated separately for each Employee in the group, of the sum of Employee Before-Tax Contributions that are credited under the Plan on behalf of each Employee for the Plan Year (as determined under Treasury Regulations 1.401(k)-2(a)(4) and (5)), divided by the Employee’s Compensation (as defined in Section 2.15(c)) for the Plan Year computing the Average Deferral Percentage for a Plan Year to the extent such contributions satisfy Treasury Regulation 1.401(k)-2 and the Administrative Committee deems the inclusion of such contributions appropriate. As described in subsection (a) above, the Actual Deferral Percentage of the Highly Compensated Employees shall be compared to the Actual Deferral Percentage of all other Active Participants.

(c) If the Company maintains more than one plan qualified under Section 401(a) of the Code, and if the plans are aggregated for purposes of satisfying the coverage or anti-discrimination requirements of Section 401(a)(4) or 410(b)(1)(A) or (B) of the Code, all qualified cash or deferred arrangements contained in such plans shall be aggregated for purposes of performing the anti-discrimination test for Employee BeforeTax Contributions. If a Highly Compensated Employee participates in more than one plan of the Company, all Employee Before-Tax Contributions made by the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the ADP Test.

(d) Excess Contributions. For purposes of this Section 5.1, excess contributions for a Highly Compensated Employee for a Plan Year are the amount (if any) by which the Employee Before-Tax Contributions must be reduced for the Employee’s Actual Deferral Ratio to equal the highest permitted Actual Deferral Ratio under the Plan. To calculate the highest permitted Actual Deferral Ratio under the Plan, the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced by the amount required to cause the Employee’s Actual Deferral Ratio to equal the

Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. If a lesser reduction would enable the Plan to satisfy the ADP Test, only this lesser reduction may be made. This process must be repeated until the Plan satisfies the ADP Test. In no case may the amount of excess contributions with respect to any Highly Compensated Employee exceed the amount of Employee Before-Tax Contributions made on behalf of the Highly Compensated Employee for the Plan Year. The term “Actual Deferral Ratio” shall be defined in accordance with Section 401(k)(3) of the Code and Treasury Regulation 1.401(k)-2(a)(3).

(e) Income Allocable to Excess Contributions. For purposes of this Section 5.1, the income allocable to the excess contributions is equal to the sum of the allocable gain or loss for the Plan Year. The Administrative Committee may use any reasonable method for computing the income allocable to excess contributions. A method will be considered reasonable if it: (i) does not violate Section 401(a)(4) of the Code; (ii) is used consistently for all Participants; and (iii) is used by the Plan for allocating income to Participant’s accounts.

(f) Correction Methods. To the extent necessary to meet the requirements of Section 401(k) of the Code and the ADP Test, the Administrative Committee shall direct the Employer to utilize the correction methods outlined in Treasury Regulation 1.401(k)-2(b) regarding excess contributions. A combination of correction methods may be utilized in compliance with Treasury Regulation 1.401(k)-2(b)(l)(ii).

(1) Distribution of Excess Contributions and Allocable Income. In its sole discretion, the Administrative Committee may direct the Employer to distribute excess contributions and allocable income, in accordance with Treasury Regulation 1.40l(k)-2(b)(2), within 12 months of the end of the Plan Year to which the excess contributions relate.

(2) Recharacterization of Excess Contributions. In its sole discretion, the Administrative Committee may direct the Employer to recharacterize excess contributions, in accordance with Treasury Regulation 1.401(k)-2(b)(3), within 2 1/2 months of the end of the Plan Year to which the excess contributions relate.

(3) Contribution of Qualified Non-Elective Contributions. In its sole discretion, the Administrative Committee may direct the Employer to make a qualified non-elective contribution, in accordance with Treasury Regulation 1.401(k)-2(a)(6), on behalf of Participants who are not Highly Compensated Employees on the last day of the Plan Year in an amount sufficient to satisfy the test set forth in Section 5.1(a).

5.2 Limitations on Total Contributions.

(a) Limitations on Contributions. Any of the provisions herein to the contrary notwithstanding, a Participant’s Annual Additions (as defined in Section 5.2(b)(l) below) for any Plan Year shall not exceed his Maximum Annual Additions (as defined in Section 5.2(b)(2) below) for the Plan Year.

(b) Definitions.

(1) “Annual Additions” of a Participant for a Plan Year means the sum of the following:

(A) Employee Before-Tax Contributions for the Plan Year allocated to his Employee Before-Tax Account,

(B) Discretionary Employer Contributions for the Plan Year allocated to his Discretionary Employer Contribution Account,

(C) Special Section 401(k) Contributions for the Plan Year allocated to his Employee Before-Tax Account,

(D) All employer contributions, non-deductible employee contributions and forfeitures for such Plan Year allocated to such Participant’s accounts for such Plan Year under any Related Defined Contribution Plan, and

(E) Contributions allocated to any individual medical account established for the Participant which is part of a Related Defined Benefit Plan as provided in Section 415(1) of the Code and any amount attributable to post-retirement medical benefits allocated to an account, established under Section 419A(d)(l) of the Code for the Participant; provided, however, that the limitation in Section 5.2(b)(2)(A) shall not apply to any amounts treated as an Annual Addition under this Section 5.2(b)(1)(E).

A Participant’s Annual Additions shall not include amounts described in this subsection (b) that are determined to be excess contributions as defined in Section 401(k)(8)(B) of the Code, and excess deferrals as described in Section 402(g) of the Code, that are not timely distributed in accordance with Section 4.1(d). Catch-Up Contributions, Rollover Contributions and amounts transferred to the Plan pursuant to Section 4.7 shall not be included as part of a Participant’s Annual Additions unless such amounts represent amounts described in this subsection (b) made during the calendar year to a Related Defined Contribution Plan.

(2) Notwithstanding any other provisions of this Plan, except to the extent permitted under Section 4.1(b) of the Plan and Section 414(v) of the Code, if applicable, the “Maximum Annual Additions” of a Participant for a Plan Year means the lesser of (A) and (B) below:

(A) $50,000 for 2012, as adjusted for each Limitation Year, to take into account any cost-of-living increase provided for such Limitation Year under Section 415(d) of the Code; or

(B) One-hundred percent (100%) of the Participant’s Com-pensation during that Limitation Year.

(C) For purposes of this Section 5.2, Limitation Year shall be the Plan Year as defined in Section 2.38. However, for the short Limitation Year of June 1, 2012 through December 31, 2012, the dollar limit in subsection (A) above shall be reduced from $50,000 to $29,166.66 (7/12 x $50,000).

(c) Combined Limitations. If the Employer maintains more than one defined contribution plan qualified under Section 401 of the Code, then this Section shall be applied in such a way that the total Annual Additions under all such plans shall not exceed the amount specified in subsection 5.2(b)(2). Total Annual Additions shall also be limited as set forth in subsection 5.2(b)(2) across all defined contribution plans under which a Participant was a member.

(d) Special Related Company Threshold. For purposes of this Section 5.2, the standard of control for determining a Related Company under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be “more than 50%” rather than “at least 80%.”

ARTICLE VI

Trustee and Trust Fund

6.1 Trust Agreement. The Company and the Trustee have entered into a Trust Agreement which provides for the investment of the assets of the Plan and administration of the Trust Fund. The Trust Agreement, as from time to time amended, shall continue in force and shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan are subject to all the terms and provisions of the Trust Agreement.

6.2 Selection of Trustee. The Finance Committee will select the Trustee in accordance with the Trust Agreement. The subsequent resignation or removal of a Trustee and the appointment of a successor Trustee and the approval of his or its accounts will be accomplished in the manner provided in the Trust Agreement.

6.3 Trustee’s Duties. The powers, duties and responsibilities of the Trustee shall be as stated in the Trust Agreement, and nothing contained in this Plan either expressly or by implication shall be deemed to impose any additional powers, duties or responsibilities upon the Trustee. All Employer Contributions, Employee Before-Tax Contributions and Rollover Contributions shall be paid into the Trust, and all benefits payable under the Plan shall be paid from the Trust. An Employer shall have no rights or claims of any nature in or to the assets of the Trust Fund except the right to require the Trustee to hold, use, apply and pay such assets held by the Trustee, in accordance with the directions of the Administrative Committee and the Finance Committee, for the exclusive benefit of the Participants and their Beneficiaries, except as otherwise provided in Sections 5.1 and 6.10.

6.4 Trust Expenses. All clerical, legal and other expenses of the Plan and the Trust and Trustee’s fees, if any, shall be paid by the Trust to the extent permissible under regulations released by the U.S. Department of Labor; however such expenses may also be paid by an Employer.

6.5 Trust Entity. The Trust under this Plan from its inception shall be a separate entity aside and apart from Employers or their assets. The Trust, and the corpus and income thereof, shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of any Employer.

6.6 Separate Account. The Administrative Committee, or the Trustee on the Administrative Committee’s behalf, shall maintain separate Accounts for each Participant as described in Section 2.1 hereof. Every adjustment to a Participant’s Accounts shall be considered as having been made on the relevant Valuation Date regardless of the date of actual entry or receipt by the Trustee of Employer Contributions, Employee Before-Tax or Rollover Contributions for a Plan Year.

6.7 Investment Funds. Each Participant (or Beneficiary of such Participant) may elect (in a manner prescribed by the Administrative Committee) to have his Accounts invested in whole percentages in increments of 1% in one or more of the Investment Funds designated by the Finance Committee by contacting the Kellogg Benefit Center. The Finance Committee may change the designation from time to time of the Investment Funds available for investment by such Participants. A Participant’s (or Beneficiary’s) investment election or change of election may be made at any time and shall be effective as of the next Valuation Date. A Participant’s (or Beneficiary’s) investment election shall remain effective until such time as the Participant (or Beneficiary) makes a new investment election and it becomes effective and does not automatically rebalance. If a Participant (or Beneficiary) fails to make an investment election, his Accounts shall be invested in the Investment Fund designated by the Finance Committee.

6.8 Trust Income. As of each Valuation Date the fair market value of the Trust and of each Investment Fund shall be determined by the Administrative Committee or its delegate, which determination shall be final and conclusive on all persons. As of each Valuation Date, the Administrative Committee or its delegate shall determine the net income, gains or losses of the Trust Fund and of each separate Investment Fund since the preceding Valuation Date. The Administrative Committee (or its delegate) shall proportionately allocate the net income, gains or losses of each Investment Fund among the sum of all Participants’ Accounts, all as valued as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) by crediting (or charging) each such Account by an amount equal to the net income, gains or losses of each Investment Fund multiplied by a fraction, the numerator of which is the balance of such Account invested in such Investment Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) and the denominator of which is the total value of all Accounts invested in such Investment Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date); provided, however, that for the purpose of allocating such income as of the first Valuation Date, the numerator and denominator of the preceding fraction shall be determined by using Account balances as of the first Valuation Date after all contributions are credited thereto and before income is allocated as provided in this Section 6.8.

6.9 Correction of Error. In the event of an error in the adjustment of a Participant’s Account as described in Section 6.8 above, the Company may in its sole discretion elect to contribute such amount as it shall determine to correct the error, or the Administrative Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income or as an expense of the Trust for the Plan Year in which the correction is made. Except as provided in this Section, the accounts of other Participants shall not be readjusted on account of such error. Other errors in calculation or administration of the Plan shall be corrected using approved methods issued through regulation by the Internal Revenue Service or the U.S. Department of Labor.

6.10 Right of the Employers to Trust Assets. Except as provided in Section 5.1, the Employers shall have no right or claims to the Trust Fund except the right to require the Trustee to hold, use, apply, and pay such assets in its possession in accordance with the Plan for the exclusive benefit of the Participants or their Beneficiaries and for defraying the reasonable expenses of administering the Plan and Trust; provided, that all Employer Contributions are conditioned upon their being deductible under Section 404 of the Code.

6.11 Voting of Shares of Company Stock held in the Trust. With respect to the interest of a Participant in any Company Stock that is part of the Trust Fund, each Participant, as a named fiduciary, shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to the Participant’s interest in Company Stock that is part of the Trust Fund (including, but not limited to, the right to sell or retain such shares in a public or private tender offer). In the event that a Participant fails to direct the Trustee as to the manner of voting of his interest in Company Stock that is part of the Trust Fund or as to the exercise of other rights in respect of such shares, the Trustee shall not vote such shares or exercise such rights with respect to such interest.

6.12 Special Rules Regarding Investments in Company Stock. Unless the Administrative Committee determines otherwise, notwithstanding any provision in the Plan to the contrary (including but not limited to any provision in Article XIII of the Plan), Participant contributions to the Plan that are invested in Company Stock shall be accounted for on the basis of share accounting. Under share accounting, a Participant’s balance of Company Stock that is part of the Trust Fund will be recorded as a specific number of shares, in accordance with the provisions set forth in this Section 6.12.

(a) A Participant may elect to change the investment of Plan contributions that are invested in Company Stock pursuant to Article XIII from Company Stock to an Investment Fund in accordance with Section 6.7. With respect to each transfer into or out of Company Stock, each Participant may be charged a per share transaction fee, which will reduce such Participant’s investment in Company Stock that is part of the Trust Fund. All transfers into and out of Company Stock that is part of the Trust Fund shall be made in accordance with the specific procedures established by the Administrative Committee.

(b) The price that a Participant receives for each transfer into or out of Company Stock will depend on the total transfers initiated by all Plan Participants on the date that the transfer is requested. Such price shall be either: (i) the closing market price of Company Stock on the New York Stock Exchange on the date that the transfer is requested (provided that the transfer is requested by 4:00 p.m. Eastern Time on such date) or the next business day of the calendar year if the transfer is requested on a day that the New York Stock Exchange is not open for business; or (ii) a weighted average price, whichever is applicable given the total transfers on such date.

(c) Plan contributions invested in Company Stock may be subject to withdrawal and loan restrictions established by the Administrative Committee, including but not limited to a requirement that such contributions be transferred to an Investment Fund before they are available for withdrawals or loans.

ARTICLE VII

Benefits

7.1 Payment of Benefits in General Upon Termination of Employment.

(a) Generally. A Participant’s benefits under this Plan shall be determined as of a Valuation Date and shall be payable in accordance with the provisions of this Article on or after the Valuation Date coinciding with or next following the Participant’s, Beneficiary’s or Alternate Payee’s election or other right to commence to receive such benefits. In order to request payment of benefits a Participant (or Beneficiary or Alternate Payee) must contact the Kellogg Benefit Center.

(b) Lump Sum Payment Option. If a Participant has a Termination of Employment for any reason other than the Participant’s death, the Trustee shall, unless the Participant is eligible for and elects an optional form of payment pursuant to Section 7.2, distribute the Participant’s vested Accrued Benefit the form of a lump sum within a reasonable time after the next Valuation Date following the later of (x) the Participant’s Termination of Employment or (y) such later date as is permitted under Section 7.7 as the Participant elects; provided that no distribution of a lump sum amount greater than $1,000 may be made without the Participant’s consent, prior to the Participant’s Normal Retirement Date. A lump sum may be distributed as a direct rollover pursuant to Section 7.16.

(c) Partial Distribution. If a Participant who is an Acquired Employee has a Termination of Employment for any reason other than the Participant’s death and the Participant’s vested Accrued benefit is greater than $1,000, the Participant may, at any time prior to requesting distribution of his or her vested Accrued Benefit in a lump sum under subsection (b) above, request to receive a partial payment from his or her vested Accounts of a portion of his or her vested Accrued Benefit by contacting the Kellogg Benefit Center. Such partial payment shall be a one-time payment in whatever amount the Participant may request and a partial payment request may be made more than once. Special payments cannot include any amount of Company Stock.

A Participant who is not an Acquired Employee may only receive a partial distribution under this subsection (c) if the Participant is fully vested in the Participant’s Discretionary Employer Contribution Account.

7.2 Payment of Accrued Benefit on Termination of Employment at Retirement. If a Participant has a Termination of Employment due to his Disability or Retirement, the following forms of benefit may be elected by the Participant in addition to the forms of benefit described in Sections 7.1(b) and (c).

(a) Optional Installment Form of Payment. A Participant may elect to receive a portion of his Accrued Benefit in one of the optional installment methods described in paragraphs (1) through (3) below. Such installment payments shall commence within a reasonable time after the next Valuation Date following the later of the Participant’s Termination of Employment or such later date as is permitted under Section 7.7 and which the Participant elects.

(1) Fixed Installment Payment Option: This option provides a monthly benefit in a fixed amount with the fixed amount continuing until the Accrued Benefit is exhausted. Such fixed amount may be changed by the Participant as of any month by giving advance notice to the Administrative Committee in accordance with procedures adopted from time to time by the Administrative Committee. In-kind distributions of Company Stock are not made under this option.

(2) Earnings Installment Payment Option: Under this form of payment a principal amount (“Principal Amount”) equal to the Accrued Benefit at the time the request is made is established. The initial Earnings Installment Payment will be equal to the Participant’s Accrued Benefit on the date the payment is made (“Payment Date”) less the Principal Amount. Subsequent Earnings Installment Payments will be equal to the Participant’s Accrued Benefit on the Payment Date in each subsequent month less the Principal Amount.

If the Participant’s Accrued Benefit on any Payment Date is less than the Principal Amount, then no Earnings Installment Payment will be made for the month. Furthermore, the Participant’s Accrued Benefit will be reduced by each monthly Earnings Installment Payment and the Principal Amount will be fixed at the time of the first payment.

(b) Request for Payment. In order to begin payment of an Accrued Benefit on Termination of Employment, a Participant must contact the Kellogg Benefit Center.

7.3 Payment of Accrued Benefit on Account of Disability. A Participant who is determined to be suffering from a Disability under Section 2.17, but who has not experienced a Termination of Employment, may at any time request to receive a special payment of a portion of his or her Accrued Benefit by contacting the Kellogg Benefit Center. Such special payment shall be a one-time payment in whatever amount the Participant may request, and a special payment request may be made more than once. Such payments cannot include any amount of Company Stock.

7.4 Payment of Accrued Benefit on Account of Death.

(a) Payment to Surviving Spouse. If a married Participant dies before his entire Accrued Benefit has been paid from the Plan, the Trustee shall distribute the Participant’s Accrued Benefit (or remaining Accrued Benefit) in the following manner. Distribution shall be made within a reasonable time after the next Valuation Date following the Participant’s death to the Participant’s surviving spouse, who shall be deemed to be the Participant’s designated Beneficiary for this purpose, in the form of a lump sum or such optional form of benefit permitted under Section 7.2(a) as may be elected by the surviving spouse, unless the Participant (with his spouse’s consent in accordance with Section 7.8) has named a Beneficiary other than his surviving spouse to receive some or all of his Accrued Benefit (or remaining Accrued Benefit). The surviving spouse may, subject to Section 7.12, elect to defer the timing of the receipt of the Accrued Benefit.

(b) Payment to Other Beneficiary. If the Participant does not have a surviving spouse or if the Participant (with his spouse’s consent in accordance with Section 7.8) has named a Beneficiary other than his surviving spouse to receive some or all of his Accrued Benefit (or remaining Accrued Benefit), the Trustee shall distribute the Participant’s Accrued Benefit (or remaining Accrued Benefit), within a reasonable time after the next Valuation Date following the Participant’s death or as of such later Valuation Date as elected by the Participant’s Beneficiary or Beneficiaries, to his designated Beneficiary in the form of a lump sum, provided that distribution of the Participant’s Accrued Benefit shall be completed not later than December 31 of the calendar year which contains the fifth anniversary of the Participant’s death.

(c) Designation of Beneficiary. Subject to Section 7.8, the Participant may select or change his Beneficiary from time to time by filing a Beneficiary designation with the Administrative Committee in a manner prescribed by it. No designation of Beneficiary or change of Beneficiary shall be effective until filed with the Administrative Committee and, if applicable, until the consent of the Participant’s spouse (in accordance with Section 7.8) is filed with the Administrative Committee. A Participant’s designation of his spouse as Beneficiary will become void as of the date the marriage is dissolved, unless a qualified domestic relations order provides otherwise or the Participant redesignates his or her former spouse as Beneficiary after the marital dissolution. If a Participant fails to file a valid Beneficiary designation, or if all persons designated as the Beneficiary have predeceased the Participant (or, in the case of a Beneficiary other than an individual, cease to exist prior to the Participant’s death), the Participant shall be deemed to have designated the following as Beneficiary in the following order of precedence:

(1) The Participant’s surviving spouse; or

(2) Where a Participant does not have a surviving spouse, or where the surviving spouse predeceases the Participant, the Participant’s children, shall be the Beneficiary in equal shares; however, where a child otherwise eligible to receive a portion of the Participant’s benefit under this subsection has predeceased the Participant, that child’s share shall be:

(A) Distributed to his children in equal shares, but

(B) If no such children exist, the portion shall be distributed equally among the remaining children of the Participant; or

(3) Where the Participant has no surviving children or grandchildren, the Beneficiary shall be the Participant’s estate.

(d) Death While Performing Qualified Military Service. For a Participant who dies while performing qualified military service (as that term is defined under Section 414(u) of the Code), the Beneficiaries of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death as provided under Section 401(a)(37) of the Code.

(e) Death of Spouse. If distributions under the installment method have commenced to the Participant’s spouse who dies before the Participant’s entire Accrued Benefit is distributed, the remainder of the Participant’s Accrued Benefit shall be distributed at least as rapidly as under the method of distribution in effect at the time of the spouse’s death. To the extent not otherwise provided, on the death of a Beneficiary who is entitled to benefits under the Plan, the Participant’s Accrued Benefit (or the remainder thereof) shall be distributed within a reasonable time after the Beneficiary’s death.

(f) Payments to Minor Child. For purposes of this Section 7.4, any amount paid to a minor child shall be treated, in accordance with regulations prescribed by the Secretary of the Treasury, as if it had been paid to the Participant’s surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or such other events as the Secretary of the Treasury may by regulations prescribe).

7.5 Hardship Withdrawal. A Participant may, in a manner prescribed by the Administrative Committee, request distribution to him for reasons of Hardship (but not more than the amount required to meet the immediate and heavy financial need created by Hardship) of: (i) all or any portion of his Rollover Account and/or (ii) that portion of his Employee Before-Tax Account attributable to his Employee Before-Tax Contributions (excluding any income earned thereon) and/or (iii) that portion of his Transfer Account attributable to amounts rolled over to a Related Defined Contribution Plan and that portion of his Transfer Account attributable to employee before-tax contributions made to a Related Defined Contribution Plan (excluding any income earned thereon except for income credited to a participant’s before-tax account under the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan as of December 31, 1988); provided, however, that no withdrawal may be made from a Participant’s Employee Before-Tax Account and that portion of his Transfer Account attributable to employee before-tax contributions until he has withdrawn all other amounts that are available for withdrawal under the Plan and under all other plans maintained by the Employer and has obtained all nontaxable loans currently available under all plans maintained by the Employer. A Participant shall initiate a Hardship Withdrawal by contacting the Kellogg Benefit Center. The Participant shall submit such evidence of the existence of Hardship as the Administrative Committee may require and all conditions as described below.

(a) A Participant will be considered to have incurred a financial hardship if he has an immediate and heavy financial need that cannot be fulfilled through other reasonably available financial resources of the Participant. Immediate and heavy financial needs shall include:

(1) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant’s spouse or any dependents of the Participant (as defined in Section 152 of the Code);

(2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code without regard to subsections 152(b)(1), (b)(2) and (d)(l)(B));

(4) The expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income);

(5) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(6) The payment of burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined m Section 152 of the Code without regard to Section 152(d)(l)(B) of the Code);

(7) Such other events, if any, that are designated by the Internal Revenue Service as constituting deemed immediate and heavy financial needs in regulations, revenue rulings, notices, or other documents of general applicability; or

(8) Such other events as are determined by the Administrative Committee, on the basis of all relevant facts and circumstances, to constitute immediate and heavy financial need.

(b) The determination of financial hardship shall be made by the Administrative Committee in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service. The Administrative Committee may rely on the Participant’s representation that the financial need cannot be relieved:

(1) Through reimbursement or compensation by insurance or otherwise;

(2) By reasonable liquidation of the Employee’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(3) By cessation of Employee Before-Tax Contributions; or

(4) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

A Participant who has an interest in Company Stock may not receive a Hardship withdrawal under this Section 7.5 unless he or she has elected to have the Plan distribute all Cash Dividends to him or her to the extent such dividends are currently available to the Participant. If the Hardship withdrawal is approved or processed during the period commencing on an ex-dividend date and ending on the respective dividend payable date, the amount of the Hardship withdrawal shall be reduced by the amount of the Cash Dividends distributed or paid to the Participant in accordance with the provisions of Section 13.3.

7.6 Other In-Service Withdrawals.

(a) Withdrawal at or after Age 59 1/2. An “Eligible Participant” may, on such form and in such manner as the Administrative Committee shall prescribe, request a distribution in cash of all or a portion of his Before-Tax Account and/or his Rollover Account. An “Eligible Participant” for purposes of this Section 7.6(a) is any Participant who is still employed by the Employer and who has attained age 59 1/2.

(b) Limited Withdrawals During Military Leave. A Participant receiving differential wage payments from an Employer (within the meaning of Section 3401(h)(2) of the Code) who has performed qualified military service for a period of at least 30 days, shall be eligible to receive a distribution from his or her Employee Before-Tax Account, in which case the Participant may not make Employee Before-Tax Contributions under the Plan during the six month period following such distribution.

(c) Withdrawal from Transfer Account. A Participant may, in a manner prescribed by the Administrative Committee, request distribution of all or a portion of the amounts credited to his Transfer Account to the extent the Participant could have requested a distribution of those amounts if they had remained in the Related Defined Contribution Plan from which the transfer was made.

(d) General Participant Withdrawal Rules. Withdrawals will be drawn pro rata from each of the Investment Funds from which the withdrawal is to be made, excluding Company Stock.

7.7 Deadline for Payment of Benefits. Notwithstanding any other provision herein, payment of benefits will be made or commence not later than sixty (60) days after the later of the close of the Plan Year in which (a) the Participant attains age sixty-five (65), (b) occurs the tenth (10) anniversary of the Plan Year in which the Participant commenced participation, or (c) the Participant had a Termination of Employment; provided that payments will be made or commence not later than the Required Beginning Date. However, a Participant who has attained his Early Retirement Date or Normal Retirement Date may elect to defer the commencement of the benefit to a later date, but in no event later than the Participant’s Required Beginning Date.

7.8 Spousal Consents.

(a) A valid spousal consent to the Participant’s naming of a Beneficiary other than his spouse shall be:

(1) In a writing acknowledging the effect of the consent;

(2) Signed by the Participant’s spouse and witnessed by a notary public;

(3) Effective only for the spouse who gives the consent; and

(4) Effective only with respect to the specific beneficiary named in the consent unless the spouse voluntarily in such consent expressly permits subsequent elections of beneficiaries without further spousal consent and acknowledges the spouse’s right to limit the consent to a specific beneficiary;

provided that the consent of a Participant’s spouse shall not be required if it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, or because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

(b) To the extent provided in any Qualified Domestic Relations Order (as defined in Section 12.4), the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of providing consent in accordance with this Section 7.8.

7.9 Facility of Payment. If, in the opinion of the Administrative Committee, any person to whom benefits are payable is unable to care for his affairs because of illness, accident or other incapacity, any payment due (unless prior claim therefore shall have been made by a duly qualified legal representative) may be paid for his benefit to his spouse, parent, child, brother or sister, or to any other person as the Administrative Committee may from time to time determine. If any payment due any person under this Plan is unpaid at the time of the payee’s death, the Administrative Committee may determine the person equitably entitled thereto to whom the payment shall be made (unless prior claim therefore shall have been made by a duly qualified legal representative prior to distribution). Any such payment under this Section 7.9 shall, to the extent thereof, be a complete discharge of any liability therefore.

7.10 Form of Payment. A Participant’s Accrued Benefit payable under this Article will be distributed in cash; provided that, except with respect to Participant withdrawals made pursuant to Section 7.5 or 7.6, all or any portion of a Participant’s Accrued Benefit that is invested in Company Stock and which is payable in the form of a lump sum will, at the election of the Participant, be paid in whole shares of Company Stock, except that the value of any fractional share will be paid in cash.

7.11 Lump Sum Payment of Small Amounts. Notwithstanding anything herein to the contrary, if a Participant or his Beneficiary or an alternate payee under a Qualified Domestic Relations Order has a distribution event, and the total vested amounted credited to the Participant’s Accounts does not exceed $1,000, the Plan Administrator shall distribute the vested amount credited to the Participant’s Accounts to the Participant, Beneficiary or alternate payee in a single lump sum payment. But no distribution shall be made under this provision after benefit payments to the Participant or Beneficiary have begun. The distribution shall be made as soon as administratively feasible after the distribution event.

7.12 Required Minimum Distribution to Participants.

(a) General Rules. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code. The requirements of this Section will take precedence over any inconsistent provisions of the Plan. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2 , if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (b)(2), other than paragraph (b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this paragraph (b)(2) and paragraph (d), unless paragraph (b)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If paragraph (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph (b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with paragraphs (c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(c) Required Minimum Distributions During Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A) The quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B) If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) Required Minimum Distribution After Participant’s Death.

(1) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

i. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

ii. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

iii. If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in paragraph (d)(l).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under paragraph (b)(2)(A), this paragraph (d)(2) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(1) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.7 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under paragraph (b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4) Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) Required Beginning Date. The date specified in Section 2.43 of the Plan.

7.13 Request for Withdrawal or Distribution. A withdrawal or distribution hereunder shall be made within a reasonable time after a Valuation Date, provided that the Administrative Committee has received the request for the withdrawal or distribution (and the consent of the Participant’s spouse in accordance with Section 7.8, if required), in a manner prescribed by it, on or before such Valuation Date, and provided further that the Administrative Committee determines that the request satisfies the requirements for a withdrawal or distribution.

7.14 Deduction of Taxes from Amounts Payable. The Trustee may deduct from the amounts to be distributed hereunder such amounts as the Trustee, in his or its sole discretion, deems proper to protect the Trustee and the Trust against liability for the payment of death, succession, inheritance, income, or other federal, state or local taxes, and out of the money so deducted the Trustee may discharge any such liability and pay the amount remaining to the Participant or his Beneficiary, as the case may be.

7.15 Improper Payment of Benefits. The Administrative Committee in accordance with the provisions of Section 12.7 shall require reimbursement of any amount of payment subsequently determined not to have been properly payable to a Participant.

7.16 Direct Rollovers. A Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section 7.16, the following definitions shall apply:

(a) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any amount that is distributed on account of hardship. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified plan described in Section 401(a) or 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, a Roth individual retirement account described in Section 408A of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 12.4.

(c) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 12.4, are Distributees with regard to the interest of the spouse or former spouse.

(d) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Notwithstanding anything in the Plan to the contrary, a Participant’s non-spouse Beneficiary may direct that the lump sum payment made to the non-spouse Beneficiary be transferred in a direct trustee-to-trustee transfer to an individual retirement account described in Section 408(a) of the Code, a Roth individual retirement account described in Section 408(A) of the Code, or an individual retirement annuity described in Section 408(b) of the Code in accordance with Section 402(c)(11) of the Code.

Each Participant shall be provided with a notice of his or her rights to a direct rollover under this Section 7.16 no less than thirty (30) days and no more than one hundred and eighty (180) days before the date such Participant’s benefit is to be paid. The Participant’s consent to the distribution must not be made before the Participant receives the notice and must not be made more than one hundred and eighty (180) days before the date the benefit is to be paid. Such distribution may commence less than thirty (30) days after the notice required by Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that: (1) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

7.17 Loans to Participants. The Administrative Committee may direct the Trustee to lend a Participant an amount not in excess of the lesser of (1) 50% of his vested Accounts or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balances of all other loans from the Plan during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made), determined as of the last completed valuation coincident with or immediately preceding the date the Participant applies for the loan. Subject to the rules of the Administrative Committee as set forth below, the Trustee, upon application by a Participant by calling the Kellogg Benefit Center, may make a loan to such Participant for any purpose.

In addition to such rules as the Administrative Committee may adopt, all loans shall comply with the following terms and conditions:

(a) An application by a Participant for a loan from the Plan shall be made to the Administrative Committee (in a manner prescribed by it which may include the use of electronic transmissions) whose action thereon shall be final. All loans granted under the Plan shall be repaid, pursuant to a written repayment schedule and shall be evidenced by a written promissory note payable to the Trustee.

(b) The period of repayment for any loan shall be for a term of either 12, 24, 36, 48 or 60 months by mutual agreement between the Administrative Committee and the borrower, but such period shall not exceed five years. Notwithstanding the foregoing, if the loan is to be used to acquire a dwelling that is to be used within a reasonable time as the principal residence of the Participant, the maximum length of the repayment period will be 15 years. Repayment of interest and principal shall be according to a substantially level amortization schedule of payments beginning with the first payroll period posting date to occur on or after the date that is three (3) weeks following the date on which the loan is processed. Repayment of interest and principal shall be by payroll deduction, except for those Participants who are not receiving a paycheck or who are laid off with recall rights, with respect to whom a loan repayment check shall be accepted in accordance with the terms of the Plan and the Participant Loan Procedures. A Participant may have only one loan outstanding at any time. Loans may be prepaid in full at any time without penalty. However, a Participant may only request an early loan payoff two times in one year. Loan repayments shall be allocated to a Participant’s Accounts from which the loan was distributed as set forth in Section 7.17(k) below and shall be invested pursuant to a Participant’s current investment elections. A Participant must wait thirty days after a loan is repaid to apply for a new loan.

(c) Loan repayments may be suspended under this Plan in accordance with Treasury Regulation 1.72(p)-1 during any period when a Participant is engaged in uniformed service as permitted under Section 414(u) of the Code.

(d) Each loan shall be secured by the assignment of the borrower’s right, title and interest in and to the Trust Fund to the extent of the borrowed amount, supported by the borrower’s collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

(e) All loans taken under the Plan shall be subject to a reasonable rate of interest as established by the Administrative Committee in accordance with Treasury Regulation 1.72(p)-1.

(f) The minimum amount available for any loan is $1,000.00. The minimum loan term is twelve (12) months.

(g) The procedure to be followed by a Participant in applying for a loan shall be determined by the Administrative Committee and documented by a duly approved set of rules of the Administrative Committee.

(h) In the event of default on the loan or the Participant’s termination of employment prior to repayment of the entire loan balance, the Participant shall have the option to repay the remaining loan balance in full no later than ninety (90) days following the Participant’s Termination of Employment.

If the loan is not repaid, there shall be distributed to the Participant upon his Termination of Employment the sum of (x) the value of the Participant’s Accounts without regard to the amount of any outstanding loan (including any accrued interest thereon) plus (y) the Participant’s promissory note. If the Participant does not consent to take a full distribution of the sum of (x) plus (y), there shall be distributed to the Participant the promissory note, and the remaining value of the Participant’s Accounts shall be distributed in accordance with Section 7.1.

For purposes of this Section 7.17, default means a Participant’s failure to repay the loan when due in accordance with the procedures outlined in subsection (b) hereof. Notwithstanding any other provision in the Plan to the contrary, no loan will be made to a Participant who has previously defaulted on a loan with respect to any portion of his or her Accounts, unless the Participant repays the previously defaulted loan to the Plan.

(i) Loans shall not be made available to Highly Compensated Employees in the amount greater than the amount that is made available to the other Employees.

(j) Notwithstanding anything herein to the contrary, the Administrative Committee may direct the Trustee to make a loan to a Participant who is a former Employee but who is a “party in interest” as that term is defined in Section 3(14) of ERISA, in accordance with nondiscriminatory rules.

(k) All loans shall be taken on a pro-rata basis from the funds in which a Participant’s Accounts are invested, excluding Company Stock, the following order:

(1) Discretionary Contribution Account.

(2) That portion of the Participant’s Transfer Account, if any, attributable to non-safe harbor employer matching contributions made to a Related Defined Contribution Plan.

(3) That portion of the Participant’s Transfer Account, if any, attributable to safe harbor employer matching contributions made to a Related Defined Contribution Plan.

(4) That portion of the Participant’s Transfer Account, if any, attributable to employee after-tax contributions made to a Related Defined Contribution Plan.

(5) Rollover Account.

(6) That portion of the Participant’s Transfer Account attributable to amounts rolled over to a Related Defined Contribution Plan.

(7) Employee Before-Tax Account.

(8) That portion of the Participant’s Transfer Account attributable to employee before-tax contributions made to a Related Defined Contribution Plan.

(9) That portion of the Participant’s Transfer Account, if any, attributable to the Participant’s prior MP account under the Kellogg Company Savings and Investment Plan.

(l) All loans shall comply with the Participant Loan Procedures adopted by the Administrative Committee.

(m) Loans shall be made available to Participants and Beneficiaries on a reasonably equivalent basis.

(n) A Participant who has a loan outstanding and is granted an unpaid Authorized Leave of Absence or is subject to a period of layoff may suspend loan repayments until the earlier of:

(1) The end of the unpaid Authorized Leave of Absence or the end of the layoff period, as applicable; or

(2) A period of twelve months after the Authorized Leave of Absence or the layoff period commences, as applicable,

subject to the provisions of the Participant Loan Procedures. Upon the end of the period specified in either (1) or (2) above, as applicable, the loan shall be reamortized and repaid within a period that does not exceed the original loan term, in accordance with the Participant Loan Procedures.

(o) In the event that a Participant files for bankruptcy and notifies the Administrative Committee (or the Plan recordkeeper) of such filing, repayment of the Participant’s outstanding loan balance may be suspended, subject to the terms of the Participant Loan Procedures and the Bankruptcy Notice Procedures.

7.18 Re-employment. If a former Participant who has commenced receiving his Accrued Benefit in the form of installments is re-employed by an Employer, the installment payments will be stopped.

ARTICLE VIII

Administration

8.1 Chairman of the Board Duties. The Chairman of the Board will have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan, which responsibility he will discharge by the appointment and removal (with or without cause), subject to Section 8.3 of the Plan, of (a) the members of the Administrative Committee, to which is delegated the overall responsibility for the administration and operation of the Plan, including the authority to receive and determine benefit claims and determine appeals of benefit claims, and (b) the members of the Finance Committee to which is delegated the overall responsibility for the investment of the Trust Fund.

8.2 Committee Duties.

(a) Administrative Committee. The Administrative Committee, which is designated as the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA, shall enforce the Plan in accordance with the terms of the Plan and the Trust Agreement and shall have all discretionary powers necessary to accomplish that purpose, including but not by way of limitation, the following:

(1) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

(2) To construe and interpret the Plan and Trust Agreement, including ambiguous provisions;

(3) To determine all questions arising in its administration, including those relating to the eligibility of persons to become Participants; the rights of Participants, former Participants and their Beneficiaries; and Employer Contributions; and its decision thereon shall be final and binding upon all persons hereunder;

(4) To compute and certify to the Trustee the amount and kind of benefits payable to Participants or their Beneficiaries;

(5) To authorize all disbursements of the Trustee from the Trust Fund;

(6) To employ and suitably compensate such accountants and attorneys (who may but need not be the accountants or attorneys of the Company) and other persons to render advice and clerical employees as it may deem necessary to the performance of its duties;

(7) To communicate the Plan and its eligibility requirements to the Employees and to notify Employees when they become eligible to participate;

(8) To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant;

(9) To hear, review and determine claims for benefits; and

(10) To adopt rules, procedures and such guidance as may be necessary regarding the use of interactive voice response systems to effect changes in contributions, investment elections and such other changes as the Administrative Committee believes may be furthered by the use of interactive voice response technologies. The Administrative Committee may substitute such technology for the written elections required by the Plan upon reasonable notice to the Participants. Participants making use of interactive voice response technology shall be bound as if the Participant had submitted a written request to the Administrative Committee.

(b) Finance Committee. The Finance Committee will direct the investment of the assets of the Trust Fund and will have all powers necessary to accomplish that purpose, including but not by way of limitation, the following:

(1) To appoint and remove and direct the Company to enter into a Trust Agreement with the Trustee;

(2) To appoint and remove and direct the Company to contract with one or more investment managers (within the meaning of Section 3(38) of ERISA);

(3) To establish and communicate to the Trustee and any investment managers investment objectives and guidelines and periodically review and monitor the performance of the Trustee and any investment managers; and

(4) To direct, in its discretion, that Plan assets be invested in such contracts (including but not limited to a group annuity contract, a guaranteed investment contract, an immediate participation guarantee contract or a deposit administration contract) issued by an insurance company authorized to do business in any State of the United States, selected from time to time by the Finance Committee. The Trustee shall be the policyholder of such contract unless the Finance Committee directs that the Company shall be the policyholder of such contract, provided that, regardless of who is the policyholder, the Finance Committee shall have the right to exercise, or to direct the Trustee to exercise, all rights, powers, and elections provided under any such contract.

(5) To select the Investment Funds to be made available for Participant-directed investments.

8.3 Committee Membership. The Administrative Committee and the Finance Committee shall each consist of not fewer than three (3) members, who shall be appointed by the Chairman of the Board. They shall remain in office at the will of the Chairman of the Board, and the Chairman of the Board may from time to time remove any of said members with or without cause and shall appoint their successors.

8.4 Committee Structure. Each member of the Administrative Committee and the Finance Committee shall be an officer or Employee of an Employer hereunder. Each person, upon becoming a member of a Committee, shall file an acceptance thereof in writing with the secretary of the Company and the secretary of the Committee. Any member of a Committee may resign by delivering his written resignation to the, secretary of the Company and the secretary of the Committee, and such resignation shall become effective upon the date specified therein. In the event of a vacancy in membership, the remaining members shall constitute the Committee with full power to act until said vacancy is filled.

8.5 Committee Actions. The action of each of the Administrative Committee and the Finance Committee shall be determined by the vote or other affirmative expression of a majority of its respective members. Each Committee shall choose a chairman who shall be a member of the Committee and a secretary who may (but need not) be a member of the Committee. The secretary shall keep a record of all meetings and acts of the Committee and shall have custody of all records and documents pertaining to its operations. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Committee. The decisions of the Administrative Committee and the Finance Committee in matters within each Committee’s respective jurisdiction shall be final, binding and conclusive upon the Employers and the Trustee and upon each Employee, Participant, former Participant, Beneficiary and every other person or party interested or concerned.

8.6 Committee Liability. The Administrative Committee and the Finance Committee and the members thereof shall be free from all liability, joint or several, for their acts as members of such Committee, except to the extent that they may have been guilty of willful misconduct, except as otherwise required by federal law.

8.7 Committee Bonding. The members of the Administrative Committee and the Finance Committee shall serve without bond (except as otherwise required by federal law) and without compensation for their service as such; but all expenses of the Committees shall be paid by the Trust except to the extent paid by the Employers.

8.8 Allocations and Delegations of Responsibility.

(a) The Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall each have the authority to delegate from time to time, by instrument in writing filed in its minute books, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable (and may authorize such person, upon receiving the written consent of the delegating authority, to delegate such responsibilities to such other person or persons as the delegating authority shall authorize), and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the delegating authority. The Employers, the Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall not be liable for any acts or omissions of any such delegate except as required by the Code or ERISA. The delegate shall periodically report to the delegating authority concerning the discharge of the delegated responsibilities.

(b) The Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall each have the authority to allocate from time to time, by instrument in writing filed in its minute books, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the allocating authority. The Employers, the Board of Directors, the Chairman of the Board, the Administrative Committee, and the Finance Committee shall not be liable for any acts or omissions of such member except as required by the Code or ERISA. The member to whom responsibilities have been allocated shall periodically report to the allocating authority concerning the discharge of the allocated responsibilities.

8.9 Information to be Supplied by Employers. Employers shall provide the Administrative Committee and the Finance Committee or their delegates with such information as they shall from time to time need in the discharge of their duties. The Committees and the Trustee may rely conclusively on the information certified to it by an Employer.

8.10 Records. The regularly kept records of the Administrative Committee, the Finance Committee, the Company and the Employers shall be conclusive evidence of the service (including the Eligibility Computation Period) of an Employee, his Compensation, his age, his marital status, his status as an Employee, and all other matters contained in such records applicable to this Plan, except as otherwise required by ERISA, provided that an Employee may request a correction in the record of his age at any time prior to retirement, and such correction shall be made if within ninety (90) days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Administrative Committee.

8.11 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

8.12 Company as Agent. The Company, the Administrative Committee and the Finance Committee, as applicable, shall act as agent for each Employer in the administration of the Plan.

8.13 Fiduciary Responsibility. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4:

(a) in determining that the Participant’s spouse has consented to a waiver or to the Participant’s naming of a Beneficiary other than his spouse or that the consent of the Participant’s spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent, revocation or determination, the Plan and its fiduciaries shall have no further liability; or

(b) in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order (as defined in Section 12.4), or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations

Order is being determined (by the Administrative Committee, by a court of competent jurisdiction, or otherwise), in separately accounting for the amounts (“Segregated Amounts”) which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order, in paying the Segregated Amounts (including any interest thereon) to the person entitled thereto if within the 18-month period beginning with the date on which the first payment would be required to be made under the domestic relations order (the “18-Month Period”) the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations order, in paying the Segregated Amounts (including any interest thereon) to the person entitled thereto if there had been no order, if within the 18-Month Period the domestic relations order is determined not to be qualified, or if the issue is not resolved within the 18-Month Period and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-Month Period, then the obligation of the Plan and its fiduciaries to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to such acts.

ARTICLE IX

Claims Procedure

9.1 Filing of Claims. Every Participant or Beneficiary of a Participant shall be entitled to file with the Administrative Committee (or its delegate) a claim for benefits under the Plan. Such a claim for benefits shall be accompanied by a substantiation of the claim as is considered necessary and reasonable for the type of claim being filed.

9.2 Denial of Claims. If a claim is denied in whole or in part, the claimant shall receive a written or electronic notice explaining the denial of the claim within ninety (90) days after receipt of the claim. If the Administrative Committee (or its delegate) determines that for reasons beyond its control, a ninety (90) day extension of time is necessary to process the claim, the claimant shall be notified in writing of the extension and reason for the extension within ninety (90) days after the receipt of the claim. The written extension notification shall also indicate the date by which the Administrative Committee (or its delegate) expects to render a final decision. A notice of denial of claim shall contain the following:

(a) The specific reason or reasons for the denial;

(b) Reference to the specific Plan provisions on which the denial is based;

(c) A description of any additional materials or infom1ation necessary for such claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

9.3 Appeal of Denied Claims. A claimant may file a written request for a review of the denial of a claim within sixty (60) days after receiving written notice of the denial. The claimant may submit written comments, documents, records and other relevant information in support of the claim. A claimant shall be provided, upon request and without charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. A document, record, or other information shall be considered relevant if it:

(a) Was relied upon in denying the claim;

(b) Was submitted, considered or generated in the course of processing the claim, regardless of whether it was relied upon;

(c) Demonstrates compliance with the claims procedures process; or

(d) Constitutes a statement of Plan policy or guidance concerning the denied benefit, regardless of whether it was relied upon.

9.4 Appeal Procedures. In reviewing a denied claim, the reviewer shall take into consideration all comments, documents, records, and other information submitted by the claimant in support of the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

9.5 Decisions on Appealed Claims. The Administrative Committee (or its delegate) will notify the claimant in writing of its decision on the appeal. Such notification will be in writing in a form designed to be understood by the claimant. If the claim is denied in whole or in part on appeal, the notification will also contain:

(a) The specific reason or reasons for the denial;

(b) Reference to the specific Plan provisions on which the determination is based;

(c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. A document, record, or other information shall be considered relevant if it:

(1) Was relied upon in denying the claim;

(2) Was submitted, considered or generated in the course of processing the claim, regardless of whether it was relied upon;

(3) Demonstrates compliance with the claims procedures process; or

(4) Constitutes a statement of Plan policy or guidance concerning the denied benefit, regardless of whether it was relied upon; and

(5) A statement that the claimant has a right to bring an action under Section 502(a) of ERISA.

Such notification will be given by the Administrative Committee (or its delegate) within sixty (60) days after the complete appeal is received (or within one hundred twenty (120) days if the Administrative Committee (or its delegate) determines special circumstances require an extension of time for considering the appeal, and if written notice of such extension and circumstances is given to the claimant within the initial sixty (60) day period). Such written extension notice shall also indicate the date by which a decision is expected.

9.6 Second Level Appeal of Adverse Benefit Determination. A claimant may file a written request to the ERISA Subcommittee of the Administrative Committee for a review of the denial of an appeal of a claim within sixty (60) days after receiving written notice of the denial of the appeal. The claimant may submit written comments, documents, records and other relevant information in support of the claim, and will be given reasonable access to, and copies of, all documents, records and other information relevant to the claim. The ERISA Subcommittee’s review will take into account all comments, documents, records and other information the claimant submits relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination or the first level of appeal.

The ERISA Subcommittee will notify the claimant of the decision on appeal within 60 days of the ERISA Subcommittee’s receipt of the appeal, unless special circumstances require an extension of time of up to 60 days for processing the appeal. If an extension is required, the ERISA Subcommittee will notify the claimant before the expiration of the initial 60-day period explaining the special circumstances that require an extension of time and includes the date by which the ERISA Subcommittee expects to issue its determination on appeal.

9.7 Voluntary Third Level Appeal of Adverse Benefit Determination. A claimant may file a written request to the Administrative Committee for a review of the denial of an appeal of a claim within sixty (60) days after receiving written notice of the denial of the appeal. The claimant may submit written comments, documents, records and other relevant information in support of the claim, and will be given reasonable access to, and copies of, all documents, records and other information relevant to the claim. The Administrative Committee’s review will take into account all comments, documents, records and other information the claimant submits relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination or the first or second level appeals.

The Administrative Committee will notify the claimant of the decision on appeal within 60 days of the Committee’s receipt of the appeal, unless special circumstances require an extension of time of up to 60 days for processing the appeal. If an extension is required, the Administrative Committee will notify the claimant before the expiration of the initial 60-day period explaining the special circumstances that require an extension of time and includes the date by which the Committee expects to issue its determination on appeal.

9.8 Limitation on Legal Actions. Any claimant who wishes to bring a civil action in connection with a claim for benefits under the Plan must first complete each step of the claims procedures set forth in Sections 9.1 through 9.6. In addition, any claimant who wishes to bring a civil action after having exhausted the claims procedures set forth Sections 9.1 through 9.6 must bring such civil action within six (6) months after the claimant’s receipt of a final adverse benefit determination as described in Section 9.6.

Any claimant who fails to file such civil action within six (6) months after receipt of a final adverse benefit determination under Section 9.6 shall be barred from filing such an action at any later date. However, if a claimant avails himself of the voluntary third level appeal described in Section 9.7, the claimant has six (6) months after receipt of the final adverse benefit determination issued under Section 9.7 to bring a civil action in connection with the claim.

No action at law or in equity shall be brought in connection with the Plan except in federal district court in the State of Michigan.

9.9 Compliance with Regulations. Notwithstanding anything in this Article IX to the contrary, the Committee shall make all determinations regarding claims for benefits in accordance with Section 2560.503-1 of the Department of Labor Regulations.

ARTICLE X

Amendment and Termination of the Plan

10.1 Plan Termination. The continuation of the Plan and the payment of Employer Contributions is not assumed as a contractual obligation of the Company or any other Employer, and the right is reserved by the Company and each other Employer at any time to reduce, suspend or discontinue its contributions hereunder, and the right is reserved by the Company, by action of the Chairman of the Board of Directors or resolution of the Board of Directors, to terminate the Plan at any time; provided, however, that the Employer Contributions for any Plan Year accrued or determined prior to the end of said year shall not after the end of said year be retroactively reduced, suspended or discontinued except as may be permitted by law.

10.2 Amendment. The Company, by action of the Chairman of the Board or resolution of the Board of Directors, may amend, notify, change, revise, discontinue or terminate the Plan at any time. Except as provided in Sections 5.1 and 6.10, no amendment shall: (a) increase the duties or liabilities of the Trustee or the Administrative Committee or the Finance Committee without their written consent; (b) have the effect of vesting in any Employer any interest in the funds, securities or other property subject to the terms of this Plan and Trust Agreement; (c) authorize or permit at any time any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries; (d) have any retroactive effect as to deprive any Participant or Beneficiary of any benefit already accrued or shall operate either directly or indirectly to reduce either the nonforfeiture percentage of any Participant’s Accrued Benefit or the Accrued Benefit of any Participant as they are constituted at the time of the amendment; provided, however, that no amendment made in conformance to provisions of the Code, or any other statute relating to employees’ trusts, or any official regulations or ruling issued pursuant thereto, shall be considered prejudicial to the rights of any Participant or Beneficiary. Furthermore, the Company is authorized to make and execute any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or to maintain the Plan’s tax-qualified status under the Code.

10.3 Payment Upon Termination. Upon termination of the Plan or complete discontinuance of Employer Contributions, each Participant’s Accrued Benefit will remain fully vested and nonforfeitable. Upon a partial termination of the Plan, the Accrued Benefit of each former Participant who lost status as a Participant (or otherwise suffered the partial termination) because of such partial termination will remain fully vested and nonforfeitable. In the event of termination of the Plan and after payment of all expenses, the Administrative Committee may direct that either (a) each Participant and each Beneficiary of a deceased Participant receive his entire Accrued Benefit as soon as reasonably possible, provided that the Employer does not maintain or establish another defined contribution plan as of the date of said termination, or (b) the Trust be continued and Participants’ Accrued Benefits be distributed at such times and in such manner as provided in Article VII.

10.4 Withdrawal from the Plan by an Employer. Any Employer other than the Company may withdraw from the Plan and Trust Agreement, under such terms and conditions as the Board of Directors may prescribe, by delivery to the Trustee and the Company of a resolution of its board of directors electing to so withdraw.

ARTICLE XI

Top Heavy Provisions

11.1 Application. The definitions in Section 11.2 shall apply under this Article XI and the special rules in Section 11.3 shall apply, notwithstanding any other provisions of the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein. Anything in this Article XI to the contrary notwithstanding, if the Plan is a multiemployer plan described in Code Section 414(f), or a multiple employer plan as described in Code Section 413(c), the provisions of this Article XI shall be applied separately to each Employer and Related Company taking account of benefits under the plan provided to employees of the Employer or Related Company because of service with that Employer or Related Company.

11.2 Special Top Heavy Definitions. The following special definitions shall apply under this Article XI.

(a) “Aggregate Employer Contributions” means the sum of all Employer Contributions under this Plan allocated for a Participant to the Plan and employer contributions and forfeitures allocated for the Participant to all Related Defined Contribution Plans in the Aggregation Group; provided, however, that with respect to Non-Key Employees, Employee Before-Tax Contributions and Employer Contributions under the Plan and employer contributions attributable to salary reduction or similar arrangement and matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) under the Plan and Related Defined Contribution Plans shall not be included in Aggregate Employer Contributions.

(b) “Aggregation Group” means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless the inclusion of Related Plans in the Permissive Aggregation Group would prevent the Plan from being a Top Heavy Plan, in which case “Aggregation Group” means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

(1) “Mandatory Aggregation Group” means each plan (considering the Plan and Related Plans) that,

(A) had a participant who was a Key Employee (regardless of whether the plan has terminated), or

(B) was necessary to be considered with a plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Section 401(a)(4) or 410 of the Code. If the Plan is not described in (A) or (B) above, it shall not be part of a Mandatory Aggregation Group.

(2) “Permissive Aggregation Group” means the group of plans consisting of (A) the plans, if any, in a Mandatory Aggregation Group with the Plan, and (B) any other Related Plan, that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of

Section 401(a)(4) and Section 410 of the Code. A Related Plan in (B) of the preceding sentence may include a simplified employee pension plan, as defined in Code Section 408(k), and a collectively bargained plan, if when considered as a part of the Aggregation Group such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Code, considering, if the plan is a multiemployer plan as described in Code Section 414(f) or a multiple employer plan as described in Code Section 413(c), benefits under the plan only to the extent provided to employees of the employer because of service with the employer and, if the plan is a simplified employee pension plan, only the employer’s contribution to the plan.

(c) “Determination Date” means, with respect to a Plan Year, the last day of the preceding plan year or, in the case of the first plan year, the last day of such plan year. If the Plan is aggregated with other plans in the Aggregation Group, the Determination Date for each other plan shall be, with respect to any plan year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

(d) “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the detem1ination date was (i) an officer of an Employer having annual compensation greater than $160,000 (as adjusted under Section 416(i)(l) of the Code), (ii) a 5% owner of an Employer, or (iii) a 1% owner of an Employer having annual compensation of more than $150,000. For this purpose, annual compensation means Compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e) “Non-Key Employee” means a person with an accrued benefit or account balance in the Plan or any Related Plan in the Aggregation Group at any time during the Measurement Period who is not a Key Employee, and any beneficiary of such a person.

(f) “Present Value of Accrued Benefits” means, for any Plan Year, an amount equal to the sum of (1), (2) and (3), subject to (4), for each person who, in the Plan Year containing the Determination Date, was a Key Employee or a Non-Key Employee.

(1) The value of a person’s Accrued Benefit under the Plan and each Related Defined Contribution Plan in the Aggregation Group, determined as of the valuation date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination Date, as follows:

(A) In the case of a plan not subject to the minimum funding requirements of Section 412 of the Code, by including the amount of any contributions actually made after the valuation date but on or before the Determination Date, and in the first plan year of a plan, by including contributions made after the Determination Date that are allocated as of a date in that first plan year; and

(B) In the case of a plan that is subject to the minimum funding requirements, by including the amount of any contributions that would be allocated as of a date not later than the Determination Date, plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Section 412(c)(10) of the Code.

(2) The sum of the actuarial present values of a person’s accrued benefits under each Related Defined Benefit Plan in the Aggregation Group, expressed as a benefit commencing at Normal Retirement Date (or the person’s attained age, if later) determined based on the applicable mortality table as provided under Section 417(e)(3)(B) of the Code and the current applicable interest rate as provided under Section 417(e)(3)(C) of the Code and determined in accordance with Code Section 416(g); provided, however, that the accrued benefit of any Non-Key Employee shall be determined under the method which is used for accrual purposes for all Related Defined Benefit Plans or, if no single accrual method is used in all such plans, such accrued benefit shall be determined as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The present value of an accrued benefit for any person who is employed by an employer maintaining a plan on the Determination Date is determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date; provided however that:

(X) For the first plan year of the plan, the present value for an employee is determined as if the employee had a Termination of Employment (1) on the Determination Date or (2) on such valuation date but taking into account the estimated accrued benefit as of the Determination Date; and

(Y) For the second and subsequent plan years of the plan, the accrued benefit taken into account for an employee is not less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination Date for the second plan year.

For purposes of this paragraph (2), the valuation date is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that Year. If the plan provides for a nonproportional subsidy as described in Treasury Regulations Section 1.416-1 (T-27), the present value of accrued benefits shall be determined taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

(3) The aggregate value of amounts distributed during the plan year that includes the Determination Date or any of the four preceding plan years, including amounts distributed under a terminated plan which, if it had not been tem1inated, would have been in the Aggregation Group.

(4) The following rules shall apply in determining the Present Value of Accrued Benefits:

(A) Amounts attributable to qualified voluntary employee contributions, as defined in Section 219(e) of the Code, shall be excluded.

(B) In computing the Present Value of Accrued Benefits with respect to rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the five (5) year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued Benefits:

i. Unrelated Transfers accepted into the Plan or any plan in the Aggregation Group shall not be included.

ii. All Related Transfers accepted at any time into the Plan or any plan in the Aggregation Group shall be included.

iii. Unrelated Transfers made from the Plan or any plan in the Aggregation Group shall be included.

iv. Related Transfers made from the Plan or any plan in the Aggregation Group shall not be included by the transferor plan (but shall be counted by the accepting plan).

(C) The Accrued Benefit of any individual who has not performed services for an Employer maintaining the Plan at any time during the five- (5) year period ending on the Determination Date shall be excluded.

(g) “Related Transfer” means a rollover or a plan-to-plan transfer which is either not initiated by the Employee or is made between plans, each of which is maintained by a Related Company.

(h) A “Top Heavy Aggregation Group” exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group; provided that, for purposes of determining the sum of the Present Value of Accrued Benefits for all employees, there shall be excluded the Present Value of Accrued Benefits of any Non-Key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date.

(i) “Top Heavy Plan” means the Plan in any Plan Year in which the Plan is a member of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group consisting solely of the Plan.

(j) “Unrelated Transfer” means a rollover or a plan-to-plan transfer which is both initiated by the Employee and (a) made from a plan maintained by a Related Company to a plan maintained by an employer which is not a Related Company or (b) made to a plan maintained by a Related Company from a plan maintained by an employer which is not a Related Company.

11.3 Special Top Heavy Provisions. For each Plan Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Section 11.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective-bargaining agreement between employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and the Employer or Employers:

(a) Minimum Employer Contributions. In any Plan Year in which the Plan is a Top Heavy Plan, the Employers shall make additional Employer Contributions to the Plan as necessary for each Participant who is employed on the last day of the Plan Year and who is a Non-Key Employee to bring the amount of his Aggregate Employer Contributions for the Plan Year up to at least three percent (3%) of his Compensation, or if the Plan is not required to be included in an Aggregation Group in order to permit a Related Defined Benefit Plan in the Aggregation Group to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code, such lesser amount as is equal to the largest percentage of a Key Employee’s Compensation (as limited in accordance with Section 11.3(d)) allocated to the Key Employee as Aggregate Employer Contributions, unless such Participant is a Participant in a Related Defined Benefit Plan and receives a minimum benefit thereunder in accordance with Section 416(c) of the Code, in which case such Participant shall not receive a minimum contribution under this Section 11.3(a).

For purposes of determining whether a Non-Key Employee is a Participant entitled to have minimum Employer Contributions made on his behalf, a Non-Key Employee will be treated as a Participant even if he is not otherwise a Participant (or accrues no benefit) under the Plan because:

(1) He has failed to complete the requisite number of hours of service (if any) after becoming a Participant in the Plan,

(2) He is excluded from participation in the Plan (or accrues no benefit) merely because his compensation is less than a stated amount, or

(3) He is excluded from participation in the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions or, if the Plan is a 401(k) plan, because of a failure to make elective 401(k) contributions.

If the highest amount of Aggregate Employer Contributions allocated to the account of a Key Employee for a Plan Year in which the Plan is a Top Heavy Plan is less than 3%, amounts contributed by an Employer to the Trust on behalf of said Key Employee as a result of a Compensation Reduction Election shall be included in determining contributions made on behalf of said Key Employee.

(b) Determination of Amounts. Notwithstanding Section 11.2(f) of the Plan, this subsection 11.3(b) shall apply for purposes of determining the amounts of account balances of Employees as of the determination date.

(1) Distributions during Year Ending on the Determination Date. The amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one (1) year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than a Termination of Employment, death, or Disability, this provision shall be applied by substituting five (5) year period for one (1) year period.

(2) Employees not Performing Services during Year Ending on the Determination Date. The accounts of any individual who has not performed services for an Employer during the one (1) year period ending on the determination date shall not be taken into account.

(c) Vesting. For each Plan Year in which the Plan is a Top Heavy Plan and for each Plan Year thereafter, the Participant’s Accrued Benefit shall remain fully vested and nonforfeitable.

(d) Terminated Plan. If the Plan becomes a Top Heavy Plan after it has formally been terminated, has ceased contributions and has been or is distributing all plan assets to participants and their beneficiaries as soon as administratively feasible or if a terminated plan has distributed all benefits of participants and their beneficiaries, the provisions of Section 11.3 shall not apply to the Plan.

(e) Frozen Plans. If the Plan becomes a Top Heavy Plan after contributions have ceased under the Plan but all assets have not been distributed to participants or their beneficiaries, the provisions of Section 11.3 shall apply to the Plan.

ARTICLE XII

Miscellaneous Provisions

12.1 Employer Joinder. Any Related Company may by resolution of such Related Company’s board of directors, with the approval of the Administrative Committee and subject to such terms and conditions (including but not limited to terms and conditions concerning Eligibility Computation Periods and amount of Accrued Benefits) as the Administrative Committee may prescribe, adopt the Plan and Trust Agreement.

12.2 Plan Merger. The Plan shall not merge or consolidate with, or transfer any assets or liabilities to any other plan, unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation, or transfer (if the Plan were then terminated).

12.3 Non-Alienation of Benefits.

(a) No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits.

(b) Notwithstanding Section 12.3(a), the Trustee

(1) Shall comply with an order determined by the Committee to be a Qualified Domestic Relations Order as provided in Section 12.4, and

(2) Shall comply with a domestic relations order if benefits are already being paid under such order.

(c) A Participant’s benefits under the Plan may be subject to reduction for Federal and state income tax withholding, and in an amount that the Participant is ordered or required to pay to the Plan if the order or requirement to pay arises:

(1) Under a judgment of conviction for a crime involving the Plan;

(2) Under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of the fiduciary responsibility requirement of ERISA; or

(3) Pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of the fiduciary responsibility requirements of ERISA by a fiduciary or any other person.

12.4 Qualified Domestic Relations Order.

(a) If the Administrative Committee receives a domestic relations order that purports to require the payment of a Participant’s benefits to a person other than the Participant, the Administrative Committee shall promptly notify the named Participant and any Alternate Payee (as defined in subsection (d) below) of the receipt of the domestic relations order and of the Plan’s procedures for determining if the order is a Qualified Domestic Relations Order (as defined in subsection (d) below). The Administrative Committee shall also notify the Participant and any Alternate Payee of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order.

(b) During the period in which the order is under review to determine whether it is a Qualified Domestic Relations Order, the Administrative Committee shall direct the Trustee to segregate the specified amounts to newly established Accounts for the Alternate Payee who may be entitled to receive the amounts should the order be determined to be a Qualified Domestic Relations Order.

(c) The Administrative Committee may direct the Trustee to distribute amounts payable under the terms of a Qualified Domestic Relations Order to the designated Alternate Payee under such order on the earliest date specified in such order, without regard to whether such distribution is made or commences prior to the Participant’s earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) or the earliest date that the Participant could commence receiving benefits under the Plan.

(d) For the purposes of this Section, the following terms shall have the following definitions:

(1) “Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

(2) “Qualified Domestic Relations Order” means any domestic relations order or judgment that meets the requirements set forth in Section 414(p)(l)(A) of the Code.

12.5 Unclaimed Amount. Unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Participant which cannot be distributed because of the Administrative Committee’s inability, after a reasonable search, to locate a Participant or his Beneficiary within a period of two (2) years after the payment of benefits becomes due. Unclaimed amounts for a Plan Year shall become a Forfeiture and shall be applied in accordance with Section 4.3(f)(3), within a reasonable time after the close of the Plan Year in which such two-year period shall end. If an unclaimed amount is subsequently properly claimed by the Participant or the Participant’s Beneficiary, said amount shall be paid to such Participant or Beneficiary, and shall be accounted for by charging the amount necessary to make such payment against the Employer(s) whose Employer Contributions were reduced by such Forfeiture.

12.6 No Contract of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any Employee or as creating a right of any Employee to be continued in the employment of any Employer.

12.7 Reduction for Overpayment. The Administrative Committee shall, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make a reasonable attempt to collect such overpayment from the person. If the person to whom such overpayments were made does not, within a reasonable time, make the requested repayment to the Trustee, the overpayment shall be considered as an advance payment of benefits and the Administrative Committee shall direct the Trustee to reduce all future benefits payable to that person by the equivalent value of the overpayment.

12.8 Employees’ Trust. The Plan and Trust are created for the exclusive purpose of providing benefits to the Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan and Trust. The Plan and Trust shall be interpreted in a manner consistent with their being a Plan described in Section 401(a) of the Code and a Trust exempt under Section 501(a) of the Code. At no time shall the Trust Fund be diverted from the above purpose, except as may be provided in Section 6.10.

12.9 Source of Benefits. All benefits payable under the Plan shall be paid or provided solely from the Trust, and the Employers assume no liability or responsibility therefore.

12.10 Limitation on Liability. No Employer nor any agent or representative of any Employer who is an Employee, officer, or director of an Employer in any manner guarantees the Trust Fund against loss or depreciation, and to the extent not prohibited by federal law, none of them shall be liable (except for his own gross negligence or willful misconduct), for any act or failure to act done or omitted in good faith with respect to the Plan. No Employer shall be responsible for any act or failure to act of any Trustee appointed to administer the Trust Fund except as required by the Code or ERISA. No Employer shall be responsible for the sufficiency of the Trust Fund, and in the event of termination of the Plan, no Employer shall be required to make any contributions to the Trust.

12.11 Company Merger. In the event that any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor corporation shall be substituted hereunder for the Company upon filing in writing with the Trustee its election so to do.

12.12 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine taints shall be deemed to include the feminine or neuter, and singular the plural.

12.13 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

12.14 Uniform and Nondiscriminatory Application of Provisions. The provisions of this Plan shall be interpreted and applied in a uniform and non-discriminatory manner with respect to all Participants, former Participants, and Beneficiaries.

12.15 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

12.16 Law Governing. The Plan shall be construed and enforced according to the laws of Michigan without regard to its laws with respect to choice of law, to the extent not preempted by ERISA.

ARTICLE XIII

Employee Stock Ownership Plan Provisions

13.1 Establishment of ESOP. The portion of the Plan invested in Company Stock is intended to qualify as an employee stock ownership plan under Section 4975(e)(7) of the Code (the “ESOP Portion”). The ESOP Portion is maintained as a portion of the Plan as authorized by Treasury Regulations Section 54.4975-11(a)(5). The remaining part of the Plan is intended to be a profit sharing plan which meets the requirements for qualification under Sections 401(a) and 401(k) of the Code (the “Profit Sharing Portion”). Together the ESOP Portion and the Profit Sharing Portion constitute the entire Plan and are intended to be a single plan under Treasury Regulations Section 1.414(1)-1(b)(1).

13.2 Definitions. For purposes of this Article XIII, the following terms shall have the meaning set forth below:

(a) “Cash Dividends” means the cash dividends that are paid on or after by the Company with respect to the Company Stock held in the Trust.

(b) “Payment Election” means a completed election made under Section 13.3 pursuant to which a Participant has affirmatively elected to have his or her Cash Dividends paid to the Trustee and distributed by the Trustee to the electing Participant outside the Plan. To the extent administratively feasible, the Trustee will distribute the Cash Dividends to Participants on the same day the Cash Dividends are paid to the Trustee. The Administrative Committee may, in its sole discretion, which shall be applied in a uniform and non-discriminatory manner, instead (i) allow Participants to affirmatively elect to have their Cash Dividends paid to the Trustee and distributed by the Trustee to the Participants no later than 90 days after the end of the Plan Year in which paid to the Trustee, or (ii) allow Participants to affirmatively elect to have their Cash Dividends paid directly to them in cash outside the Plan.

13.3 Election to Receive Dividends on Company Stock.

(a) The Administrative Committee shall prescribe rules and procedures that allow each Participant with an interest in Company Stock that is part of the Trust Fund to elect to have the Cash Dividends allocable to him or her paid to the Trustee and distributed by the Trustee to the electing Participant outside the Plan rather than having such Cash Dividends paid to the Plan and reinvested in Company Stock within the Trust Fund. To the extent administratively feasible, the Trustee will distribute the Cash Dividends to Participants on the same day the Cash Dividends are paid to the Trustee.

The Administrative Committee may, in its sole discretion, which shall be applied in a uniform and non-discriminatory manner, instead (i) allow Participants to affirmatively elect to have their Cash Dividends paid to the Trustee and distributed by the Trustee to the Participants no later than 90 days after the end of the Plan Year in which paid to the Trustee, or (ii) allow Participants to affirmatively elect to have their Cash Dividends paid directly to them in cash outside the Plan. Such rules and procedures that are prescribed by the Administrative Committee shall be in accordance with the terms of the Plan or, to the extent not specified in the Plan, the requirements that must be satisfied in order for a federal income tax deduction to be allowed under Section 404(k) of the Code with respect to the amount of Cash Dividends (including the requirement that the election to receive Cash Dividends be irrevocable for the period to which it applies and including the requirement set forth in Section 404(k)(2)(B) of the Code).

(b) In the event a Participant does not complete a Payment Election, the Cash Dividends allocated to him or her shall be automatically paid to the Plan and reinvested in Company Stock within the Trust Fund. Participants may make a Payment Election in the manner prescribed by the Administrative Committee, which may include the use of electronic transmissions and/or an interactive voice response system.

A Payment Election shall be irrevocable once accepted by the Administrative Committee and shall remain in effect indefinitely thereafter, unless the Participant cancels the Payment Election pursuant to the rules and procedures adopted by the Administrative Committee, which shall give Participants a reasonable opportunity to change a dividend election at least annually and at any time that there is a modification in the Plan’s provisions governing the manner in which Cash Dividends are paid or distributed to Participants. A Participant’s Payment Election shall be effective as soon as administratively practicable following the date the Plan receives the Participant’s Payment Election. A Payment Election must be completed by the Participant within the time prescribed for such purpose and pursuant to the rules and procedures adopted by the Administrative Committee from time to time.

Any Payment Election that is not completed as required by the Administrative Committee shall be considered null and void. Notwithstanding any provisions in this Section 13.3 to the contrary, in the absence of a valid Payment Election, if a Hardship withdrawal is processed on an ex-dividend date for a Participant with an interest in Company Stock that is part of the Trust Fund, the Participant shall be deemed to have a Payment Election in effect solely with respect to said ex-dividend date, and the applicable Cash Dividends shall be distributed or paid to the Participant in accordance with the provisions of this Section 13.3.

(c) Cash Dividends that are paid or reinvested pursuant to Section 404(k)(2)(A)(iii) of the Code and the provisions of this Section shall not be considered to be Annual Additions for purposes of Section 415(c) of the Code, Employee Before-Tax Contributions for purposes of Section 402(g) of the Code, elective contributions for purposes of Section 401(k) of the Code or employee contributions for purposes of Section 401(m) of the Code.

(d) Notwithstanding the foregoing provisions of this Section 13.3, Participants who are residents of states that have not amended their tax laws to conform with Section 404(k)(2) of the Code, as amended by the Economic Growth & Tax Relief Act of 2001, shall have their respective Cash Dividends distributed to them in cash, in the same manner as if they had completed a Payment Election.

13.4 Share Accounting. Notwithstanding the foregoing provisions of this Article XIII, all Participant contributions to the Plan that are invested in Company Stock shall be accounted for on the basis of share accounting, in accordance with Section 6.12 of the Plan.

13.5 ESOP Requirements. To the extent required by applicable law, the Company reserves the right to amend the Plan to conform to any applicable statutory or regulatory requirements.

*        *        *         *        *

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 31 day of May, 2012.

KELLOGG COMPANY

By: /s/ Gary H. Pilnick

Title: Senior Vice President, General Counsel, Corporate Development and Secretary